Exhibit 10.41

THE REALREAL, INC.

as Company

and the Guarantors party hereto from time to time

4.25%/8.75% PIK/Cash Senior Secured Notes due 2029
________________________

INDENTURE

Dated as of February 29, 2024
________________________

and

GLAS TRUST COMPANY LLC

as Trustee and Notes Collateral Agent

Exhibit 10.41
TABLE OF CONTENTS
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Exhibit 10.41
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Exhibit 10.41
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Exhibit 10.41

Appendix A    –    Provisions Relating to Initial Notes and PIK Notes
EXHIBIT INDEX
Exhibit A    –    Form of Note
Exhibit B    –    Form of Transferee Letter of Representation
Exhibit C    –    Form of Supplemental Indenture
Exhibit D        Form of Junior Lien Priority Intercreditor Agreement
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INDENTURE, dated as of February 29, 2024, among THE REALREAL, INC., a Delaware corporation (together with its successors and assigns, the “Company”), the Guarantors (as defined below) party hereto from time to time and GLAS TRUST COMPANY LLC, a New Hampshire limited liability company, as Trustee (in such capacity, together with its successors and assigns, the “Trustee”) and collateral agent (in such capacity, together with its successors and assigns, the “Notes Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $135,000,000 aggregate principal amount of the Company’s 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029 issued on the date hereof (the “Initial Notes”) and (ii) PIK Notes (each as defined below) issued from time to time (together with the Initial Notes, the “Notes”):
ARTICLE I

DEFINITIONS
SECTION 1.01Definitions.
“2025 Notes” means the Company’s 3.00% Convertible Senior Notes due 2025, issued pursuant to that certain Indenture, dated as of June 15, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and between the Company and U.S. Bank National Association, as trustee.
“2028 Notes” means the Company’s 1.00% Convertible Senior Notes due 2028, issued pursuant to that certain Indenture, dated as of March 8, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and between the Company and U.S. Bank National Association, as trustee.
“Acquired Indebtedness” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person and not incurred in contemplation of such merger, consolidation or amalgamation, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent such Indebtedness and Lien were not created in contemplation of such acquisition.
Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.
“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Company, the greater of:
(1)    1% of the then outstanding principal amount of the Note; and
(2)    the excess of:
(a)    the present value at such redemption date of (i) the redemption price of the Note, at March 1, 2025 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through March 1, 2025 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the then outstanding principal amount of the Note.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) outside the ordinary course of business of the Company or any Subsidiary (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Subsidiary (other than to the Company or a Guarantor (or, with respect to Equity Interests that do not constitute Collateral, another Subsidiary)) (whether in a single transaction or a series of related transactions), in each case other than:
(a)    a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;
(b)    the disposition of all or substantially all of the assets of the Company or any Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(c)    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;
(d)    any disposition of assets of the Company or any Subsidiary or issuance or sale of Equity Interests of any Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have a Fair Market Value (as determined in good faith by the Company) of less than $500,000 individually; provided that the aggregate Fair Market Value of such dispositions shall not exceed $2 million in the aggregate during any calendar year;
(e)    any disposition of property or assets, or the issuance of securities, by the Company or a Subsidiary to the Company or a Subsidiary; provided that if transferor is the Company or a Guarantor and the transferee is not the Company or a Guarantor, (i) the Investment arising from such disposition or issuance shall be permitted in accordance with Section 4.04 or (ii) the aggregate Fair Market Value of such dispositions and issuances shall not exceed $1,000,000;
(f)    [reserved];

(g)    foreclosure or any similar action with respect to any property or other asset of the Company or any of the Subsidiaries;
(h)    [reserved];
(i)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(j)    any sale of inventory or other assets in the ordinary course of business;
(k)    any grant in the ordinary course of business of any license of patents, industrial designs, trademarks, know-how or any other intellectual property;
(l)    any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Subsidiaries as a whole, as determined in good faith by the Company;
(m)    a transfer of assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein), including by a Securitization Subsidiary in a Qualified Securitization Financing;
(n)    [reserved];
(o)    dispositions in connection with Permitted Liens;
(p)    any disposition of Capital Stock of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Subsidiary) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(q)    [reserved];
(r)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and
(s)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (with GAAP calculated, for purposes of this definition, as in effect on December 31, 2023); provided, that operating lease liabilities and associated expenses recorded by the Company and the Subsidiaries pursuant to ASU 2016-02, Leases, shall not be treated as Indebtedness and shall not be included in Consolidated Interest Expense, Consolidated Interest Income or Fixed Charges, unless the lease liabilities would have been treated as Capitalized Lease Obligations under GAAP as in effect prior to the adoption of ASU 2016-02, Leases (in which case such lease liabilities and associated expenses shall be treated as Capitalized Lease Obligations, and the interest component of such Capitalized Lease Obligation shall be included in Consolidated Interest Expense, Consolidated Interest Income and Fixed Charges); provided, further, that obligations of the Company or the Subsidiaries, or of a special purpose or other entity not consolidated with the Company and the Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Company as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and the Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on December 31, 2023 had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Cash Equivalents” means:
(1)    U.S. dollars, pounds sterling, euros, Canadian dollars, the national currency of any member state in the European Union or such other local currencies held by the Company or a Subsidiary from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at least a rating of Aa3 from Moody’s or a rating of AA- from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
(9)    instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Company or any of its Subsidiaries that is a Guarantor;
(2)    the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company, in each case, other than an acquisition where the holders of the voting stock of the Company as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of the Company, the Company or the successor thereto immediately after such acquisition (provided no holder of the voting stock of the Company as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company immediately after such acquisition);
(3)    the adoption or approval by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or
(4)    the Company’s Capital Stock ceases to be listed or quoted on any of The New York Stock Exchange, NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means the property subject or purported to be subject to a Lien in favor of the Notes Collateral Agent, on behalf of itself, the Trustee and the holders of the Notes, under the Security Documents, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that is subject to a Lien in favor of the Notes Collateral Agent, on behalf of itself, the Trustee and the holders, to secure the Obligations under the Notes, the Guarantees, this Indenture and the Security Documents.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated First Lien Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) the sum of the outstanding principal amount of (A) the Notes, (B) Qualified Securitization Financings and (C) First Lien Priority Indebtedness, in each case, of such Person and its Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred.
In the event that the Company or any Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated First Lien Leverage Ratio is being calculated but concurrently with or prior to the event for which the calculation of the Consolidated First Lien Leverage Ratio is made (the “Consolidated First Lien Leverage Calculation Date”), then the Consolidated First Lien Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Company may elect pursuant to an Officer’s Certificate delivered to the Trustee (a copy of which the Company shall deliver to the holders), to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
To the extent the Company elects pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred, the Company shall deem all or such portion of such commitment or such Indebtedness, as applicable, as having been Incurred and to be outstanding for purposes of calculating the Consolidated First Lien Leverage Ratio for any period in which the Company makes any such election and for any subsequent period until such commitments or such Indebtedness, as applicable, are no longer outstanding or until the Company elects to withdraw such election.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Company or any Subsidiary has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated First Lien Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; provided that, notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not make such computations on a pro forma basis for any such classification for any period until such sale, transfer or other disposition has been consummated. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period shall have consummated any pro forma event that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such pro forma event had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated First Lien Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)    consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; plus
(3)    commissions, discounts, yield and other fees and charges Incurred in connection with any Securitization Financing which are payable to Persons other than the Company and the Subsidiaries; minus
(4)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, expenses or charges related to any issuance of Equity Interests, the issuance of the Warrants, the entry into any capped call or call spread or issuance of other warrants, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;
(2)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Capitalized Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(3)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded; provided, that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, such Person shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated;
(5)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) shall be excluded;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)    (a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof from any Person in excess of, but without duplication of, the amounts included in subclause (a);
(8)    [reserved];
(9)    [reserved];
(10)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;
(11)    any non-cash expense realized or resulting from stock option plans or employee benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(12)    any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Subsidiary, shall be excluded;
(13)    accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(14)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(15)    (a) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded and (b) other long-term and/or non-current assets and liabilities (in each case as determined in accordance with GAAP), and any net loss or gain resulting from hedging transactions relating thereto (and in any case of this clause (b), including intercompany obligations and obligations with respect to pensions and other retirement benefits, and environment-related liabilities), shall in each case be excluded;
(16)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts in respect of which such Person has determined that there exists reasonable evidence that such amounts will in fact be reimbursed by insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount, to the extent included in Consolidated Net Income in a future period);
(17)    non-cash charges for deferred tax asset valuation allowances shall be excluded; and

(18)    facilities opening costs or project start-up costs (provided, that the aggregate exclusion for such costs shall not exceed $2.5 million in any four full fiscal quarter period).
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Company and the Subsidiaries (excluding any undrawn letters of credit) consisting of bankers’ acceptances and Indebtedness for borrowed money or evidenced by bonds, notes or debentures, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and the Subsidiaries and all Preferred Stock of Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).
“Custodian” means any receiver, trustee, assignee, liquidator, custodian, monitor or similar official under any Bankruptcy Law.
“DDA” means each checking, savings or other demand deposit account maintained by the Company or any Guarantor.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Subsidiaries, or
(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus
(2)    Fixed Charges and costs of surety bonds in connection with financing activities; plus
(3)    Consolidated Depreciation and Amortization Expense; plus
(4)    Consolidated Non-Cash Charges; plus
(5)    any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, the issuance of the Warrants, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions and any Indebtedness Incurred under Section 4.03(b)(i) or Section 4.03(b)(xvii), (ii) any amendment or other modification of the Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing; plus
(6)    [reserved]; plus
(7)    the amount of loss or discount on sale of assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; plus
(8)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or any Guarantor or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock); plus
(9)    with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (7) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such joint venture corresponding to the Company’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary); plus
(10)    [reserved]; plus
(11)    [reserved]; plus
(12)    any costs or expenses related to environmental remediation, pension obligations or other post-employment benefit obligations; and
less, without duplication, to the extent the same increased Consolidated Net Income,
(13)    non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); and
(14)    any cash payments made during such period related to pension obligations or other post-employment benefit obligations.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Equity Interests” means Capital Stock and all warrants (excluding the Warrants), options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock and any capped call, call spread or warrant related thereto).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Company or any direct or indirect parent of the Company, as applicable (other than Disqualified Stock), other than:
(1)    public offerings with respect to the Company’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8; and
(2)    issuances to any Subsidiary of the Company.
“Excess Proceeds Threshold Amount” means $5 million.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agreement” means, collectively, the exchange agreements, each dated as of February 29, 2024, by and among the Company and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time).
“Excluded Accounts” means, collectively (a) DDAs that are established solely for the purpose of, and are used exclusively for, funding payroll, payroll taxes, any other taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof)) and other compensation and benefits to employees, (b) DDAs, commodity accounts and securities accounts the balances of which are comprised solely of cash, cash equivalents or other assets that the Company or any Subsidiary thereof holds in trust or as an escrow fiduciary for another Person which is not the Company or a Guarantor and (c) DDAs and securities accounts with an individual daily balance not exceeding $350,000; provided that the aggregate balance or value of all DDAs and all securities accounts excluded pursuant to this clause (c) does not exceed $2,000,000 in the aggregate at any time.
“Excluded Assets” has the meaning set forth in the Security Agreement.
“Excluded Subsidiary” means (a) each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (b) each Subsidiary that is prohibited from guaranteeing the Notes by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to guarantee the Notes (unless such consent, approval, license or authorization has been received), (c) each Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Notes on the Issue Date or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (d) (x) any Foreign Subsidiary and (y) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary that is a CFC or (ii) that is a FSHCO, (e) any Securitization Subsidiary, (f) any Subsidiary that is not a Material Subsidiary and that taken together with all other Subsidiaries being excluded pursuant to this clause (f), as of the last day of the fiscal quarter of the Company most recently ended, did not have revenue in excess of 5.0% of the total revenues (including third party revenues but excluding intercompany revenues) of the Company and its Subsidiaries on a consolidated basis as of such date, (g) any Subsidiary of the Company if the provision of Collateral or a guarantee of the Guaranteed Obligations by such Subsidiary could reasonably be expected to result in material and adverse tax consequences to the Company or any Subsidiary, as determined in good faith by the Company and (h) any Subsidiary of the Company with respect to which the Company reasonably agrees in writing that the cost or other consequences (including tax consequences) of providing a guarantee is likely to be excessive in relation to the value to be afforded to the holders of the Notes thereby and which does not guarantee any First Lien Priority Indebtedness or Junior Lien Priority Indebtedness of the Company or any Guarantor or any Indebtedness incurred in reliance on Section 4.03(b)(i); provided, that, for the avoidance of doubt, at the option of the Company, any Excluded Subsidiary incorporated or organized under the laws of Canada, the United Kingdom or the United States (or, in each case, any state, territory, province or other political subdivision thereof) may issue a Guarantee and become a Guarantor (and shall thereafter, until such Guarantee is released in accordance with this Indenture, cease to constitute an “Excluded Subsidiary” hereunder) (any such

Subsidiary, an “Elective Guarantor”); provided, further that any such Elective Guarantor incorporated or organized under the laws of Canada or the United Kingdom shall have entered into customary local law Security Documents on substantially the same substantive terms as in the Security Agreement.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Company, which determination shall be conclusive for all purposes under the Indenture.
“First Lien Priority Indebtedness” means Indebtedness of the Company and/or the Guarantors that is secured by Liens on the Collateral ranking pari passu in priority with the Liens securing the Notes Obligations; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the applicable Security Documents.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.
“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.
“FSHCO” means any Domestic Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.
“Grantors” means the Company and the Guarantors that execute the applicable Security Documents.
“guarantee” means a guarantee by any Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.
“Guarantor” means any Subsidiary of the Company that Incurs a Guarantee after the Issue Date; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor automatically and without the need for any further action by any Person. On the Issue Date, the Company has no Subsidiaries and there are no Guarantors.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“holder” or “noteholder” or “holders of the Notes” means the Person in whose name a Note is registered on the Registrar’s books.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurred” and “Incurrence” have meanings correlative thereto.
“Indebtedness” means, with respect to any Person (without duplication):
(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof except to the extent such reimbursement agreement relates to a trade payable and such obligation is satisfied within 30 days of Incurrence), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business that is not overdue by more than 90 days (or, if overdue by more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than 12 months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations or Securitization Financings, or (e) representing net obligations of such Person in respect of any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Company) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) [reserved]; (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business that are not overdue by more than 90 days; (6) obligations in respect of cash management services; and (7) in the case of the Company and the Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Company and the Subsidiaries.

Notwithstanding anything in this Indenture to the contrary, (i) Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture; and (ii) the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness , notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt—Debt with Conversion and Other Options) or otherwise.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries,
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold material amounts of cash pending investment and/or distribution, and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means February 29, 2024.
“Junior Lien Priority Indebtedness” means Indebtedness of the Company and/or the Guarantors that is secured by Liens on the Collateral ranking junior in priority to the Liens securing the Notes Obligations and the First Lien Priority Indebtedness (“Junior Liens”); provided that (i) the trustee, collateral agent and/or other authorized representative for the holders of such Indebtedness shall execute a Junior Lien Priority Intercreditor Agreement (or a joinder thereto) and (ii) the Company shall designate such Indebtedness as junior priority obligations under the applicable Junior Lien Priority Intercreditor Agreement.

“Junior Lien Priority Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) any collateral agent and/or other authorized representative of any Junior Lien Priority Indebtedness substantially in the form attached hereto as Exhibit D, with immaterial changes thereto, and the Trustee shall sign any such Junior Lien Priority Intercreditor Agreement upon delivery of an Officer’s Certificate of the Company and an Opinion of Counsel.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Liquidity” means, with respect to the Company and its Subsidiaries, as of the close of business at any date, the sum of (a) unused commitments then available to be drawn under any revolving credit facility, delayed draw term loan facility or Qualified Securitization Financing permitted hereunder (after giving effect to any borrowing base or similar limitations), plus (b) the amount of cash and Cash Equivalents in excess of any Restricted Cash held by the Company and its Subsidiaries as of such date of determination.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Material Intellectual Property” means all or any portion of intellectual property that is material to the business or operations of the Company and the Guarantors (as reasonably determined in good faith by the Company).
“Material Subsidiary” means any Wholly Owned Subsidiary of the Company (other than the Company), in each case, that as of the last day of the fiscal quarter of the Company’s most recently ended, had revenue in excess of 2.5% of the total revenues (including third party revenues but excluding intercompany revenues) of the Company and its Subsidiaries on a consolidated basis as of such date.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary in respect of any Asset Sale (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than, with respect to any Asset Sale consisting of Collateral, Indebtedness that is secured by Liens on such Collateral that are pari passu or junior to the Liens on such Collateral securing the Notes Obligations) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company and the Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company and the Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“Notes” has the meaning ascribed to such term in the recitals. Unless the context otherwise requires, all references to the Notes will include the Initial Notes and any PIK Notes (or any increase in the principal amount of a Global Note), and any references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment. Unless the context requires otherwise, all references to “Notes” for all purposes of this Indenture shall include any PIK Notes that are actually issued and authenticated.
“Notes Collateral Agent” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Guarantees and the Security Documents.
“Obligations” means any principal, interest (including, for the avoidance of doubt, cash and any payment-in-kind or other non-cash interest), penalties, fees, expenses (including any interest, fees, expenses (including legal costs and expenses) and other amounts accruing subsequent to the filing of a petition or proceedings in bankruptcy, insolvency, reorganization, arrangement or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent and the holders of the Notes.
“Officer” means, with respect to any Person, the chairman of the Board of Directors, chief executive officer, chief financial officer, president, any executive vice president, any senior vice president or vice president, the treasurer, any assistant treasurer, any controller, the secretary or any assistant secretary of such Person, or any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Indenture.
“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person which meets the requirements set forth in this Indenture.
“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel, who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.
“Permitted Exceptions” means liens, encumbrances and other matters expressly set forth as an exception to the title policies, if any, obtained to insure the Lien of each mortgage with respect to each of the real properties required to be mortgaged pursuant to Section 10.01(c).
“Permitted Investments” means:
(1)    (a) any Investment in the Company or any Guarantor and (b) any Investment by a Subsidiary that is not a Guarantor in a Subsidiary that is not a Guarantor;
(2)    any Investment in Cash Equivalents or Investment Grade Securities;
(3)    [reserved];

(4)    any Investment received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;
(6)    loans and advances to officers, directors, employees or consultants of the Company or any of its Subsidiaries (i) in respect of payroll payments and expenses in the ordinary course of business and (ii) in connection with such Person’s purchase of Equity Interests of the Company solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity;
(7)    any Investment acquired by the Company or any Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Company or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) as a result of a Bail-In Action with respect to any contractual counterparty of the Company or any Subsidiary;
(8)    Hedging Obligations permitted under Section 4.03(b)(x);
(9)    [reserved];
(10)    additional Investments by the Company or any Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) $2.5 million plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Company or a Guarantor at the date of the making of such Investment and such Person becomes the Company or a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1)(a) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Company or a Guarantor;
(11)    loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company;
(12)    Investments the consideration for which is in the form of Equity Interests of the Company (other than Disqualified Stock);
(13)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (i), (ii), (iv), (vi), (vii), (ix)(B), (x) and (xvi) of Section 4.07(b));
(14)    guarantees issued in accordance with Section 4.03 or Section 4.11;

(15)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(16)    any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness;
(17)    any Investment in an entity which is not a Subsidiary to which a Subsidiary sells Securitization Assets pursuant to a Securitization Financing;
(18)    Investments of a Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;
(20)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or the Subsidiaries;
(21)    [reserved];
(22)    [reserved]; and
(23)    Guaranteed obligations of the Company or any Guarantor of leases or other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.
“Permitted Liens” means, with respect to any Person:
(1)    Pledges, bonds or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment or employment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 45 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3)    Liens for taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto have been provided in accordance with GAAP;
(4)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    minor survey (or other mapping product) exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements, other similar encumbrances and other matters of record incurred in the ordinary course of business and matters set forth as an exception to the policies of title insurance, if any, obtained to insure the Lien of each mortgage with respect to each of the mortgaged properties or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    (A) [reserved];
(B)    Liens on the Collateral securing Indebtedness Incurred pursuant to Section 4.03(b)(i); provided that any such Liens on any Collateral must be secured on a pari passu or Junior Lien basis to the Notes and, if such Indebtedness is secured by Collateral on a pari passu basis with the Notes, such Indebtedness must be First Lien Priority Indebtedness, and if such Indebtedness is secured by Collateral on a Junior Lien basis to the Notes, such Indebtedness must be Junior Lien Priority Indebtedness;
(C)    Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iv) (limited to the asset financed by such Indebtedness) or (xiv) (to the extent such guarantees are issued in respect of any Indebtedness permitted to be secured hereunder) of Section 4.03(b);
(D)    Liens securing Junior Lien Priority Indebtedness permitted to be Incurred pursuant to clause (xii) of Section 4.03(b);
(7)    Liens existing on the Issue Date (other than Liens securing Notes Obligations);
(8)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(9)    Liens on assets or property at the time the Company or a Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(10)    [reserved];
(11)    Liens securing Hedging Obligations not incurred in violation of this Indenture;
(12)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’

acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;
(14)    Liens arising from UCC financing statement filings (or similar personal property security laws) regarding operating leases or other obligations not constituting Indebtedness;
(15)    Liens in favor of the Company or any Guarantor;
(16)    Liens on assets of the type specified in the definition of “Securitization Financing” Incurred in connection with a Qualified Securitization Financing;
(17)    pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;
(18)    [reserved];
(19)    (A) leases, subleases, licenses or sublicenses (other than with respect to intellectual property) granted to others in the ordinary course of business and (B) non-exclusive license or sublicenses of intellectual property;
(20)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (11), (15), (16) and (36) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (11), (15), (16) and (36) at the time the original Lien became a Permitted Lien under this Indenture and, in the case of any Lien on Collateral, shall not have a greater priority level with respect to the Liens securing the Notes Obligations than the Liens securing the Indebtedness so refinanced, refunded, extended, renewed or replaced, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clauses (6)(B), (6)(C) or (6)(D), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B), (6)(C) or (6)(D) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clauses (6)(B), (6)(C) or (6)(D);
(21)    [reserved];
(22)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(24)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(25)    [reserved];
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(27)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(28)    Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(29)    Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;
(30)    Liens disclosed by the title commitments or title policies delivered pursuant to this Indenture and/or the Security Documents and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture or, in the event no title commitment or title policy is required to be delivered pursuant to this Indenture and/or the Security Documents, restrictions, easements, rights of way, restrictive covenants, licenses, servitudes, watercourse, right of way, right of access or user or other similar rights in land granted to or reserved by other Persons which do not, either individually or in the aggregate, materially impair the value, use, development, management, ownership or operation of the property subject thereto and do not materially adversely affect the marketability of such property or the Liens under the relevant Security Documents;
(31)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Subsidiary in the ordinary course of business;
(32)    in the case of real property that constitutes a leasehold or subleasehold interest, (x) any Lien to which the fee simple interest (or any superior leasehold interest) is or may become subject and any subordination of such leasehold or subleasehold interest to any such Lien in accordance with the terms and provisions of the applicable leasehold or subleasehold documents, and (y) any right of first refusal, right of first negotiation or right of first offer which is granted to the lessor or sublessor;
(33)    agreements to subordinate any interest of the Company or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Company or any such Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(34)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(35)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and
    (36)    Liens on the Collateral securing the Notes Obligations (including, for the avoidance of doubt, the Initial Notes and any PIK Notes (or any increase in the principal amount of a Global Note)) and the related Guarantees.
“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions:
(1)    the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and (if applicable) the applicable Securitization Subsidiary;
(2)    all sales of Securitization Assets and related assets by the Company or the applicable Subsidiary (other than a Securitization Subsidiary) either to the applicable Securitization Subsidiary or directly to the applicable third-party financing providers (as the case may be) are made at Fair Market Value (as determined in good faith by the Company); and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.
The grant of a security interest in any Securitization Assets of the Company or any Subsidiary (other than a Securitization Subsidiary) to secure the Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Securitization Financing.
“Regulated Bank” means a (i) a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (ii) any Affiliate of a Person set forth in clause (i) above to the extent that (a) all of the Equity Interest of such Affiliate is directly or indirectly owned by either (x) such Person set forth in clause (i) above or (y) a parent entity that also owns, directly or indirectly, all of the Equity Interest of such Person set forth in clause (i) and (b) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means:
(1)    any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the

Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and
(2)    who shall have direct responsibility for the administration of this Indenture.
“Restricted Cash” means cash and Cash Equivalents held by the Company and the Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Company or any of the Subsidiaries (including such cash and Cash Equivalents subject to a Lien securing any Indebtedness (other than the Notes Obligations and First Lien Priority Indebtedness) unless such Lien is expressly junior to the Lien thereon securing the Notes Obligations (including, without limitation, any such Lien securing Junior Lien Priority Indebtedness)).
“Restricted Investment” means an Investment other than a Permitted Investment.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person, other than leases between any of the Company and a Subsidiary or between Subsidiaries.
“Screened Affiliate” means any Affiliate of a holder or beneficial holder of notes, as applicable, (i) that makes investment decisions independently from such holder or beneficial holder and any other Affiliate of such holder or beneficial holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder or beneficial holder and any other Affiliate of such holder or beneficial holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or their Subsidiaries, (iii) whose investment policies are not directed by such holder or beneficial holder or any other Affiliate of such holder or beneficial holder that is acting in concert with such holder or beneficial holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or beneficial holder or any other Affiliate of such holder or beneficial holder that is acting in concert with such holder or beneficial holder in connection with its investment in the notes.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Company or any Subsidiary or in which the Company or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) accounts receivable (including any bills of exchange) and (2) any other assets and property to the extent customarily included in accounts receivable securitization transactions or factoring transactions of the relevant type in the applicable jurisdictions (as determined by the Company in good faith).
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Subsidiary in connection with, any Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary and/or (b) any other Person, or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a Wholly Owned Subsidiary (or another Person formed for the purposes of engaging in Qualified Securitization Financing with the Company in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or the Company (as provided below) as a Securitization Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which neither the Company nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company (other than pursuant to Standard Securitization Undertakings); and
(c)    to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate stating that such designation complied with the foregoing conditions.
“Security Agreement” means the Security Agreement dated as of the Issue Date among the Notes Collateral Agent, the Company and the Guarantors, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Security Documents” means any Junior Lien Priority Intercreditor Agreement, each joinder or amendment thereto, and all security agreements (including the Security Agreement), pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Notes Collateral Agent on behalf of the Trustee and the holders of the Notes to secure the Notes and the Guarantees, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and this Indenture.
“Senior Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).
“Springing Maturity Date” means any date, if any, on or after December 1, 2027 on which (a) the aggregate principal amount of the 2028 Notes then outstanding is greater than $20 million and (b) the Springing Maturity Date Threshold Amount is less than $75 million.
“Springing Maturity Date Threshold Amount” means, with respect to the Company and its Subsidiaries, at any date, the difference (determined as of the close of business on such date) between (a) the amount of cash and Cash Equivalents in excess of any Restricted Cash held by the Company and its Subsidiaries as of such date of determination and (b) the aggregate principal amount of 2028 Notes outstanding as of such date of determination.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any of its Subsidiaries which the Company has determined in good faith to be customary in a Securitization Financing including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee, (c) any Junior Lien Priority Indebtedness, (d) the 2025 Notes, (e) the 2028 Notes and (f) any other unsecured Indebtedness for borrowed money.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.
“Transactions” means (a) the issuance of Notes in exchange for 2025 Notes and 2028 Notes pursuant to the Exchange Agreement, (b) the issuance of the Warrants and (c) any follow-on transactions after the Issue Date similar to the foregoing.
“Treasury Rate” means, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the applicable redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2025; provided, however, that if the period from such redemption date to March 1, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items.
“U.S. Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrants” means 7,894,737 warrants issued pursuant to that certain Warrant Agency Agreement, dated as of the date hereof, between the Company and Computershare, Inc. and its affiliate Computershare Trust Company, N.A..
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02Other Definitions.

Term	Section
$1.03(j)
Action	10.02(d)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Asset Sale Offer	4.06(b)
Authentication Order	2.03
Cash Interest	Appendix A
Change of Control Offer	4.08(b)
Clearstream	Appendix A
Company	Preamble
Consolidated First Lien Leverage Calculation Date	Def’n of “Consolidated First Lien Leverage Ratio”
covenant defeasance option	8.01(b)
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.01
Elective Guarantor	Def’n of “Excluded Subsidiary”
Euroclear	Appendix A

Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
IAI	Appendix A
Increased Amount	4.12(d)
Initial Notes	Preamble
Interest Payment Date	Appendix A
Land Records	10.01(c)(1)
legal defeasance option	8.01(b)
Mortgage	10.01(c)(1)
Mortgaged Property	10.01(c)
Noteholder Direction	6.01
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Offer Period	4.06(d)
Original Currency	1.03(l)
Other Applicable Indebtedness	4.06(b)
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
Permitted Payments	4.04(b)
PIK Interest	2.14
PIK Notes	2.14
PIK Payment	2.14
Position Representation	6.01
Priming Debt	9.02(a)(8)
protected purchaser	2.08
QIB	Appendix A
Record Date	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Note	Appendix A
Regulation S Temporary Global Note	Appendix A
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A

Rule 501	Appendix A
Signature Law	13.19
Successor Company	5.01(a)(i)
Successor Guarantor	5.01(b)(i)
Title Company	10.01(c)(2)
Title Policy	10.01(c)(2)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S.A. Patriot Act	13.17
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
Verification Covenant	6.01

SECTION 1.03Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(j)    “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(k)    [reserved];

(l)    if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) in another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which, on the relevant date, as determined by the Company in good faith, the Company could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given; and
(m)    for the purposes of this Indenture, unless the context requires otherwise, all references to “Notes” for all purposes of this Indenture shall include any PIK Notes that are actually issued and authenticated, and references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.
(n)    for the avoidance of doubt, when used with respect to the Notes, any reference to the “premium” shall include a reference to the redemption price over par set forth in Paragraph 5 of the Note (“Redemption Premium”) or the Applicable Premium, as applicable.
ARTICLE II

THE NOTES
SECTION 1.01Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $135,000,000.
The Company shall from time to time issue PIK Notes and/or increase the principal amount of a Global Note as a result of a PIK Payment in accordance with the applicable provisions of this Indenture. The Initial Notes and PIK Notes will, at the Company’s option, be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the PIK Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the PIK Notes will have a separate CUSIP number and/or ISIN, if applicable.
SECTION 1.02Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication, (ii) [reserved] and (iii) any PIK Notes and the related Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof.
SECTION 1.03Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”) (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $135,000,000 and (b) subject to the terms of this Indenture, any PIK Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of separate Notes to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or PIK Notes, as applicable, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of PIK Notes, as applicable, after the Issue Date shall be in a principal amount of at least $1.00 and integral multiples of $1.00 in excess thereof.
One Officer shall sign the Notes for the Company by manual or PDF signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 1.04Registrar, Paying Agent and Notes Collateral Agent.
(a)The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes, of payments of principal and interest thereon, and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Company initially appoints the Trustee as Registrar, Paying Agent, the Notes Custodian and the Notes Collateral Agent with respect to the Global Notes.
(b)The Company may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its wholly owned Domestic Subsidiaries may act as Paying Agent or Registrar.
(c)The Company may remove any Registrar, Paying Agent or Notes Collateral Agent upon written notice to such Registrar, Paying Agent or Notes Collateral Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar, Paying Agent or Notes Collateral Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Notes Collateral Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Notes Collateral Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Notes Collateral Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent, Registrar or Notes Collateral Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.
SECTION 1.01Paying Agent to Hold Money and PIK Notes in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Note, with respect to a payment of Cash Interest (as defined in the Note), the Company shall deposit with the Trustee or each Paying Agent (or if the Company or any of its wholly owned Domestic Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due and, with respect to a payment of PIK Interest as provided for in Section 2.14, increase the principal amount of the Notes to pay any PIK Interest pursuant to an Authentication Order delivered to the Trustee specifying the increase in the Global Note, or in the limited circumstances where the Notes are no longer held in global form, issue PIK Notes to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Interest to be issued on the applicable Interest Payment Date, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or any of its wholly owned Domestic Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
SECTION 1.02Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.
SECTION 1.03Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if certain requirements by the Registrar and the Trustee (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. The transferor shall also provide or cause to be provided to the Registrar all information necessary to allow the Registrar to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Section 6045 of the Code. The Registrar may rely on information provided to it in connection with any transfer or exchange and shall have no responsibility whatsoever to verify or ensure the accuracy of such information. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.
Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.
SECTION 1.04Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, stolen or destroyed, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company is satisfied that the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Company and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Company, with respect to the Company, to protect the Company, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
Every replacement Note is an additional obligation of the Company.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Notes.
SECTION 1.05Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and unpaid interest payable on that date with respect to the Notes (or portion thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portion thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 1.010Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 1.011Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly delivered or cause to be delivered to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 1.012CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.
SECTION 1.013Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 13.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.
SECTION 1.014Issuance of PIK Notes; PIK Interest. The Notes shall bear interest at a rate of 4.25% payable in kind (“PIK Interest”), by, in the case of Global Note, increasing the principal amount of one or more outstanding Global Notes registered in the name of, or held by, the Depository or its nominee, or if, and in the limited circumstances where, the Notes are no longer held in global form, by issuing Notes (“PIK Notes”) (rounded up to the nearest $ 1.00) under this Indenture, having the same terms and conditions as the Notes (in each case, a “PIK Payment”).
PIK Interest will be payable on each Interest Payment Date (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Notes on such Interest Payment Date by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and upon receipt of an Authentication Order, the Trustee will cause such Global Notes to be increased and (y) with respect to Definitive Notes, by issuing PIK Notes in certificated form on such Interest Payment Date in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for issuance to the holders in certificated form for original issuance to the holders on the relevant Record Date, as evidenced by the records of such holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the Stated Maturity (including the Springing Maturity Date, if earlier) and will be governed by, and subject to the terms, provisions and conditions of this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any PIK Notes issued in certificated form will be issued with the description “PIK” on the face of such PIK Note, and references to the “principal” or “principal amount” of the PIK Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment.

The calculation of PIK Interest will be made by the Company or on behalf of the Company by such Person as the Company shall designate, and such calculation and the correctness thereof shall not be a duty or obligation of the Trustee . The Company shall notify the Trustee in writing not later than the Record Date for the applicable Interest Payment Date of the amount of PIK Interest payable on such Interest Payment Date. Notwithstanding anything in this Indenture to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of Notes as described in Paragraph 5 of the Notes (Redemption), Section 3.01, Section 4.06 and Section 4.08 shall be made solely in cash. PIK Interest on the Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
ARTICLE III

REDEMPTION
SECTION 1.01Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
SECTION 1.02Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.
SECTION 1.03Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Company shall notify the Trustee in an Officer’s Certificate of (i) the Sections of this Indenture and the Notes pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 10 days (or such shorter period as is acceptable to the Trustee) but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note. The Company may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Company’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be cancelled or delayed if written notice from the Company of such cancellation or delay is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby (i) be void and of no effect and the Company shall have no obligation to redeem the Notes called for redemption, or (ii) the redemption date shall automatically be delayed until the new redemption date specified in such notice, as applicable. The Company shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.
SECTION 1.04Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made (i) in the case of Global Notes, in accordance with the applicable procedures of the Depositary or (ii) in the case of Definitive Notes, by the Trustee on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $1.00 (and integral multiples of $1.00 in excess thereof) or less shall be redeemed in part. Selection of Notes for redemption shall be made from outstanding Notes not previously called for redemption. Portions of the principal of Notes that have denominations larger than $1.00 may be selected for redemption. Notes and portions of them selected shall be in amounts of $1.00 or integral multiples of $1.00 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
SECTION 1.05Notice of Optional Redemption.

(a)At least 10 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Company shall mail or cause to be mailed by first-class mail, or delivered electronically in accordance with the Depository’s procedures if held by the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the applicable redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.
Any such notice shall identify the Notes to be redeemed and shall state:
(i)the redemption date;
(ii)the redemption price and the amount of accrued interest to, but excluding, the redemption date;
(iii)the name and address of the Paying Agent;
(iv)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;
(v)if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(vi)that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;
(ix)if the redemption is subject to the satisfaction of one or more conditions precedent; and
(x)at the Company’s option, that the payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
(b)At the Company’s request, the Trustee shall deliver the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall notify the Trustee of such request at least five (5) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders. Such notice shall be in writing and may be sent to the Trustee as a .pdf attachment via electronic mail. Such notice may not be canceled once delivered to holders of Notes.
(c)Notice of any redemption may, at the Company’s discretion, be given prior to the completion of a transaction (including an Asset Sale, an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company’s discretion, be subject to the satisfaction (or waiver by the Company) of one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice of such redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company) by such redemption date, or by such redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. If any such condition precedent has not been satisfied (or waived by the Company), the Company shall provide written notice to the Trustee and the holders no later than the close of business on the Business Day prior to the applicable redemption date (or such other date as may be required pursuant to the applicable procedures of the Depository). Upon the Company providing such written notice to the Trustee and mailing or causing to be mailed by first-class mail, or delivering electronically in accordance with the Depository’s procedures if held by the Depository, such written notice to the holders, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed, in each case as provided in such notice.
SECTION 1.06Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the applicable redemption date and at the redemption price stated in the notice, except as provided in Section 3.05(c). Upon surrender to the Paying Agent (in the case of Definitive Notes), such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but excluding, the applicable redemption date; provided, however, that if the applicable redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.
SECTION 1.07Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the applicable redemption date, the Company shall irrevocably deposit with the Trustee or Paying Agent (or, if the Company or any of its wholly owned domestically organized Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the applicable redemption date, interest shall cease to accrue on Notes (or portion thereof) called for redemption so long as the Company has deposited with the Paying Agent or Trustee funds sufficient to pay the redemption price of the Notes (or portion thereof) to be redeemed, plus accrued and unpaid interest to, but excluding, the applicable redemption date, on, the Notes (or portions thereof) to be redeemed.
SECTION 1.08Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of any Definitive Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the holder (at the Company’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled. If any Global Note is redeemed in part, the records of the Trustee shall be revised to reflect such decrease in the principal amount of such Global Note.
SECTION 1.09Mandatory Redemption. Without limiting the obligations of the Company set forth in Sections 4.06 and 4.08 or the application of the Springing Maturity Date, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE IV COVENANTS
SECTION 1.01Payment of Notes. The Company shall promptly pay the principal of and unpaid interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due (subject to Section 13.08) if on such date (i) the Trustee or the Paying Agent has received, as of 10:00 a.m., New York City time, money sufficient to pay all principal and Cash Interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture and (ii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered, or of an Authentication Order as provided in Section 2.14 for any increased principal amount of the applicable Global Notes in amount equal to all PIK Interest then due. In no event shall the Trustee or any Paying Agent (other than the Company acting as its own Paying Agent) be required to advance any funds for payment on the Notes. For the avoidance of doubt, the Trustee and each Paying Agent (other than the Company acting as its own Paying Agent) shall only be obligated to pay amounts actually receive by it in respect of such payments.
The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
SECTION 1.02Reports and Other Information.
(a)The Company shall furnish to the Trustee the following:
(i)within 15 days after the date by which the annual report on Form 10-K of the Company for each fiscal year is required to be filed pursuant to the SEC’s rules and regulations (after giving effect to any extension thereof), the annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;
(ii)within 15 days after the date by which the quarterly report on Form 10-Q of the Company for each of the first three fiscal quarters of each fiscal year is required to be filed pursuant to the SEC’s rules and regulations (after giving effect to any extension thereof), the quarterly report on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;
(iii)promptly after the same becomes publicly available, copies of all such other current reports on Form 8-K (or any successor or comparable form), except to the extent permitted to be excluded by the SEC; and
(iv)subject to the foregoing, any other information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 and 15(d) of the Exchange Act.
provided, however, that the Company shall not be so obligated to file or furnish, as applicable, such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and the holders, in each case, within 15 days after the time the Company would be required to file or furnish, as applicable such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as provided above (after giving effect to any extension thereof); provided, further, that such reports will not be required to contain the separate financial information for the Company or the Guarantors contemplated by Rule 3-10 or Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provision); provided, however, that textual disclosure of assets, revenue, EBITDA and liabilities of Subsidiaries that are not Guarantors (if any) shall be included. Substantially concurrently with furnishing the foregoing information to the Trustee, the Company shall use its commercially reasonable efforts to make available to the holders, bona fide prospective investors in the Notes (which prospective investors may be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, institutional “accredited investors” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or non-U.S. Persons (as defined in Regulation S under the Securities Act) that certify their status as such to the satisfaction of the Company) and securities analysts (solely to the extent providing analysis of an investment in the Notes) the foregoing information, by posting such information to its website, with the SEC via the EDGAR filing system (or any successor thereto) or on IntraLinks or any comparable online data system or website, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.
(b)The Company may condition the delivery of any information pursuant to this Section 4.02 (other than the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act) on the agreement of such Persons to (i) treat all such information as confidential, (ii) not use such information for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such information. The Company may deny access to any competitively sensitive information and reports otherwise to be provided pursuant to this covenant to any Person that is a competitor of the Company or its Subsidiaries to the extent that the Company determines in good faith that the provision of such information and reports to such Person would be competitively harmful to the Company and its Subsidiaries.
(c)In addition, the Company shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(d)The Company will furnish to the Notes Collateral Agent, on a quarterly basis, written notice of any change in the (i) legal name of the Company or any Guarantor, (ii) jurisdiction of organization or formation of the Company or any Guarantor, (iii) identity or corporate structure of the Company or any Guarantor and (iv) location of the registered office or chief executive office of the Company or any Guarantor.
(e)Notwithstanding the foregoing, the Company will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if the Company has filed such reports with, or furnished such reports to, as the case may be, the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website.
(f)Delivery of such reports, information and documents to the Trustee or the Notes Collateral Agent pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s or the Notes Collateral Agent’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture, the Notes, the Guarantees or the Security Documents (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 1.03Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)(i) The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of the Subsidiaries (other than any Guarantor) to issue any shares of Preferred Stock.
(b)The limitations set forth in Section 4.03(a) shall not apply to:
(i)Indebtedness of the Company and the Guarantors in respect of a revolving credit facility or delayed draw term loan facility (which delayed draw term loan facility is provided by a bona fide commercial bank), which (A) when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and Incurred pursuant to this clause (i) and all other Indebtedness then outstanding and Incurred pursuant to clause (xvii) below, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed $25 million at any time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (B) shall be on market terms (as determined in good faith by the Company);
(ii)the Incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes, any PIK Notes, and, in each case, the Guarantees thereof;
(iii)Indebtedness (or commitments to Incur Indebtedness), Preferred Stock and Disqualified Stock existing on the Issue Date (including the 2025 Notes and 2028 Notes, but excluding Indebtedness described in clause (ii) of this Section 4.03(b));
(iv)Capitalized Lease Obligations Incurred by the Company or any Subsidiary in an aggregate principal amount then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed $10 million at any one time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(v)Indebtedness Incurred by the Company or any Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(vi)Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(vii)Indebtedness of the Company to a Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries) any such Indebtedness owed to a Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Company under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)shares of Preferred Stock of a Subsidiary issued to the Company or another Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary that holds such shares of Preferred Stock of another Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)Indebtedness of a Subsidiary to the Company or another Subsidiary; provided that if a Guarantor Incurs such Indebtedness to a Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary holding such Indebtedness ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)Hedging Obligations that are not Incurred for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;
(xi)obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds and statutory obligations, completion guarantees and similar obligations provided by the Company or any Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
(xii)Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of any Guarantor Incurred to finance the repayment, redemption, repurchase, defeasance, or other acquisition or retirement of, or conversion or exchange for, 2025 Notes or 2028 Notes; provided that (x) any Secured Indebtedness Incurred pursuant to this clause (xii) must be Junior Lien Priority Indebtedness, (y) any Indebtedness Incurred pursuant to this clause (xii) must have, at the time it is Incurred, a Weighted Average Life to Maturity that is no shorter than the remaining Weighted Average Life to Maturity of the Notes then outstanding and a final scheduled maturity date equal to or later than the date which is 91 days after the last maturity date of the Notes then outstanding and (z) any such Junior Lien Priority Indebtedness, when aggregated with the principal amount of all other Junior Lien Priority Indebtedness then outstanding and Incurred pursuant to this clause (xii), in each case together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed an amount equal to $125 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(xiii)[reserved];
(xiv)any guarantee by (A) the Company or any Guarantor of Indebtedness or other obligations of the Company or any Guarantor or (B) any Subsidiary that is not a Guarantor of Indebtedness or other obligations of any other Subsidiary that is not a Guarantor, in each case, (x) so long as the Incurrence of such Indebtedness Incurred by the Company or such Subsidiary is permitted under the terms of this Indenture (y) provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee, as applicable;
(xv)the Incurrence by the Company or any of the Subsidiaries of Indebtedness or Disqualified Stock, or by any Subsidiary of Preferred Stock, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under clauses (i), (ii), (iii), (iv), (xii), (xv) and (xvii) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to clauses (i), (ii), (iii), (iv), (xii), (xv) and (xvii) of this Section 4.03(b), plus any Additional Refinancing Amount (subject to the following proviso, “Refinancing Indebtedness”), prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness or Indebtedness of non-Guarantors);
(2)has a final scheduled maturity date equal to or later than the final maturity date of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased;
(3)to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior in right of payment to the Notes Obligations, such Refinancing Indebtedness is junior in right of payment to the Notes Obligations, (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, and (c) Indebtedness secured by a Lien on the Collateral that is pari passu or junior to the Lien on the Collateral securing the Notes Obligations, such Refinancing Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Notes Obligations to the same extent as such Indebtedness being Refinanced, and a Senior Representative of such Refinancing Indebtedness acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Security Agreement or a Junior Lien Priority Indebtedness Intercreditor Agreement, as applicable; and
(4)shall not include Indebtedness of a Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor;
(xvi)[reserved];
(xvii)Indebtedness Incurred in a Qualified Securitization Financing that is not recourse to the Company or any Subsidiary other than (if applicable) a Securitization Subsidiary (except for Standard Securitization Undertakings) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xvii) and all other Indebtedness then outstanding and Incurred pursuant to clause (i) above, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, does not exceed $25 million at any one time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(xviii)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xix)Indebtedness of the Company or any Subsidiary supported by a letter of credit or bank guarantee, in a principal amount not in excess of the stated amount of such letter of credit;
(xx)[reserved];

(xxi)Indebtedness of the Company or any Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xxii)Indebtedness consisting of Indebtedness of the Company or a Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in Section 4.04(b)(iv); and
(xxiii)Indebtedness in respect of Obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations.
Accrual of interest (including, for the avoidance of doubt, PIK Interest), the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness (including, for the avoidance of doubt, PIK Payment), Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.
Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company and the Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.
SECTION 1.04Limitation on Restricted Payments.
(a)The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any distribution on account of the Company’s or any of the Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company and (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a

Subsidiary that is not a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)purchase or otherwise acquire or retire for value any Equity Interests of the Company;
(iii)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness (other than the 2025 Notes and 2028 Notes) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or
(iv)make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).
(b)The provisions of Section 4.04(a) shall not prohibit (collectively, “Permitted Payments”):
(i)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving of notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;
(ii)the repayment, redemption, repurchase, defeasance, or other acquisition or retirement of the 2025 Notes:
(A)made by the conversion into or exchange for Equity Interests (other than Disqualified Stock) of the Company,
(B)made by the conversion into or exchange for, or out of the proceeds of the sale of, new Indebtedness of the Company or a Subsidiary Incurred in accordance with Section 4.03(b)(xii), and/or
(C)made by purchases in cash, whether by tender offer, open-market purchase, negotiated transaction or otherwise;
(iii)the repayment, redemption, repurchase, defeasance, or other acquisition or retirement of the 2028 Notes:
(A)    made by the conversion into or exchange for Equity Interests (other than Disqualified Stock) of the Company,
(B)    made by the conversion into or exchange for, or out of the proceeds of the sale of, new Indebtedness of the Company or a Subsidiary Incurred in accordance with Section 4.03(b)(xii), and/or
(C)    made by purchases in cash, whether by tender offer, open-market purchase, negotiated transaction or otherwise, in an aggregate principal amount not to exceed the sum of (1) $30 million, plus (2) the aggregate amount of net proceeds received by the Company and its Subsidiaries in any Equity Offering (other than an Equity Offering of Disqualified Stock), plus (3) an unlimited additional amount, provided that, in the case of this clause (C)(3), (x) the Consolidated First Lien Leverage Ratio of the

Company for the most recently ended four fiscal quarters for which financial statements are available, determined on a pro forma basis, would not exceed 1.75:1.00 and (y) no Default or Event of Default shall have occurred and be continuing;
(iv)a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company (x) held by any future, present or former employee, director, officer or consultant of the Company or any other Subsidiary upon such Person’s death, disability, retirement or termination of employment and (y) pursuant to and accordance with any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $2.5 million in any calendar year, with unused amounts in any calendar year in an amount not to exceed $2.5 million being permitted to be carried over to the next succeeding calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(A)    the cash proceeds received by the Company or any of the Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, directors, officers or consultants of the Company and the Subsidiaries, plus
(B)     the cash proceeds of key man life insurance policies received by the Company or the Subsidiaries after the Issue Date;
provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year;
(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Subsidiary or series of Preferred Stock of any Subsidiary of the Company, in each case, issued or incurred in accordance with Section 4.03;
(vi)the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor (other than the 2025 Notes or 2028 Notes) in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock);
(vii)the repayment, redemption, repurchase, defeasance, exchange, or other acquisition or retirement of Subordinated Indebtedness (other than the 2025 Notes or 2028 Notes) made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or any Subsidiary, which is Incurred in accordance with Section 4.03, so long as:
(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so repaid, redeemed, repurchased, defeased, exchanged, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so repaid, redeemed, repurchased, exchanged, acquired or retired, plus any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),
(B)    such Indebtedness is subordinated as to right of payment to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so repaid, redeemed, repurchased, defeased, exchanged, acquired or retired for value, if applicable,
(C)    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so repaid, redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and
(D)    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so repaid, redeemed, repurchased, defeased, acquired or retired;
(viii)[reserved];
(ix)[reserved];
(x)[reserved];
(xi)[reserved];
(xii)other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (xii) that are at that time outstanding, not to exceed $2.5 million; provided that no Default or Event of Default shall have occurred and be continuing;
(xiii)[reserved];
(xiv)[reserved];
(xv)[reserved]
(xvi)repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(xvii)purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing and the payment or distribution of Securitization Fees;
(xviii)Restricted Payments by the Company or any Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants (including, for the avoidance of doubt, the Warrants) or upon the conversion or exchange of Capital Stock of any such Person, including net share settlements;
(xix)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions in the documentation governing such Indebtedness similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and
(xx)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;
provided, however, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Company) of such property.

SECTION 1.05Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Company or any Material Subsidiary to:
(a)pay dividends or make any other distributions to the Company or any Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or
(b)make loans or advances to the Company or any Subsidiary that is a direct or indirect parent of such Material Subsidiary;
except in each case for such encumbrances or restrictions existing under or by reason of:
(1)contractual encumbrances or restrictions in effect on the Issue Date and any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(2)this Indenture, the Notes, the Guarantees or the Security Documents;
(3)applicable law or any applicable rule, regulation or order;
(4)any agreement or other instrument of a Person acquired by the Company or any Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries (including after-acquired property), so acquired;
(5)contracts or agreements for the sale of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary;
(6)Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(7)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(8)customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(9)purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;
(10)customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
(11)any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, mortgage, security agreement or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;

(12)any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary;
(13)other Indebtedness, Disqualified Stock or Preferred Stock so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company), provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;
(14)any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or
(15)any encumbrances or restrictions of the type referred to in Section 4.05(a) or (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above and this clause (15); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Subsidiary to other Indebtedness Incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 1.06Asset Sales.
(a)The Company shall not, and shall not permit any of the Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of, (y) at least 75% of the consideration therefor received by the Company or such Subsidiary, as the case may be, is in the form of Cash Equivalents and (z) the aggregate Net Proceeds received for all such Asset Sales caused or made pursuant to this Section 4.06 shall not exceed $25 million; provided that in no event shall the Company or any of the Guarantors cause or make an Asset Sale of any Material Intellectual Property to any Person other than the Company or any of the Guarantors; provided further that the amount of:
(i)any liabilities (as shown on the Company’s or a Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or a Subsidiary (other than liabilities that are by their terms subordinated (either in payment or lien priority) to the Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;
(ii)any notes or other Obligations or other securities or assets received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received);
(iii)Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(iv)consideration consisting of Indebtedness of the Company or any Guarantor (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Subsidiary;
shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).
(b)Any Net Proceeds received by the Company or any Subsidiary from Asset Sales after the Issue Date in excess of $10 million (for all such Asset Sales) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds the Excess Proceeds Threshold Amount, the Company shall make an offer to all holders of the Notes (and, at the option of the Company, to holders of any First Lien Priority Indebtedness that the Company is required to offer to repurchase or otherwise prepay with the proceeds of Asset Sales pursuant to the terms of the documentation governing such First Lien Priority Indebtedness (“Other Applicable Indebtedness”)) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Other Applicable Indebtedness), that is at least $1.00 and an integral multiple of $1.00 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or Other Applicable Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Other Applicable Indebtedness, such lesser price, if any, as may be provided for by the terms of such Other Applicable Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds equals or exceeds the Excess Proceeds Threshold Amount by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Other Applicable Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Other Applicable Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes to be purchased shall be selected in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(c)The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(d)Not later than the date upon which written notice of an Asset Sale Offer is delivered to the holders of Notes and the Trustee as provided above, the Company shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents offered for investment by the Trustee or Paying Agent (or its applicable bank), as directed in writing by the Company and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Company to the Trustee are greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06. Any amounts for which an written investment direction is not delivered will remain uninvested, without any liability for interest thereon.

(e)Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Company receives (with a copy to the Trustee) not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such First Lien Priority Indebtedness) are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of the amount of Notes in respect of which an Asset Sale Offer was made shall be selected (i) in the case of Global Notes, in accordance with the applicable procedures of the Depositary or (ii) in the case of Definitive Notes, by the Company on a pro rata basis to the extent practicable, by lot or by such other method as the Company shall deem fair and appropriate; provided that no Notes of $1.00 or less shall be purchased in part. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. Selection of such First Lien Priority Indebtedness shall be made pursuant to the terms of such First Lien Priority Indebtedness.
(f)Notices of an Asset Sale Offer shall be mailed by the Company by first class mail, postage prepaid, or delivered electronically if held by the Depository, at least 10 but not more than 60 days before the purchase date to each holder of the Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.
SECTION 1.07Transactions with Affiliates.
(a)The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5 million, unless:
(i)such Affiliate Transaction is (x) otherwise permitted (or required) under this Indenture or (y) on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and an Officer’s Certificate stating that such Affiliate Transaction complies with clause (i) above.
(b)The provisions of Section 4.07(a) shall not apply to the following:
(i)transactions between or among the Company and/or any of the Guarantors (or an entity that becomes a Guarantor as a result of such transaction);
(ii)Restricted Payments permitted by Section 4.04 and Permitted Investments;
(iii)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary;
(iv)transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);
(v)payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;
(vi)any agreement as in effect as of the Issue Date or any amendment, modification, supplement, extension or renewal from time to time thereof (so long as any such agreement together with all amendments, modifications, supplements, extensions or renewals thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date, as determined in good faith by the Company) or any transaction contemplated thereby as determined in good faith by the Company;
(vii)[reserved];
(viii)[reserved];
(ix)(A) transactions with customers, clients, suppliers, consignors, purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and the Subsidiaries in the reasonable determination of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures entered into in the ordinary course of business;
(x)any transaction effected as part of a Qualified Securitization Financing;
(xi)the issuance of (A) Equity Interests (other than Disqualified Stock) of the Company or (B) the Warrants to any Person;
(xii)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, management equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or the Board of Directors of a Subsidiary, as appropriate, in good faith;
(xiii)[reserved];
(xiv)[reserved];
(xv)transactions permitted by, and complying with, Section 4.06 or Section 5.01, as applicable;
(xvi)transactions between the Company or any Subsidiary and any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person;
(xvii)[reserved]
(xviii)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(xix)(A) any employment agreements entered into by the Company or any of the Subsidiaries in the ordinary course of business and (B) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;
(xx)transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;
(xxi)non-exclusive licenses of intellectual property to or among the Company and any Subsidiary and the Company’s Affiliates;
(xxii)any purchase by the Company or its Affiliates of Indebtedness, Disqualified Stock or Preferred Stock of the Company or any of the Subsidiaries; provided that such purchases are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and
(xxiii)written agreements entered into or assumed in connection with mergers or acquisitions of other businesses with Persons who were not Affiliates prior to such transactions (provided that such agreement was not entered into in contemplation of such merger or acquisition), and any amendment thereto, so long as any such amendment is not disadvantageous in any material respect to the holders as determined in good faith by the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger.
SECTION 1.08Change of Control.
(a)Upon the occurrence of a Change of Control, each holder shall have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently exercised its right to redeem such Notes in accordance with Article III of this Indenture.
(b)Within 30 days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Company shall mail, or deliver electronically in accordance with the Depository’s procedures if held by the Depository, a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(i)that a Change of Control has occurred and that such holder has the right to require the Company to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);
(ii)the circumstances and relevant facts and financial information regarding such Change of Control;
(iii)the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent); and
(iv)the instructions determined by the Company, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.
(c)Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three

Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Company (with a copy to the Trustee) receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(d)On the purchase date, the Company shall pay the purchase price plus accrued and unpaid interest to, but excluding, the date of repurchase, to the holders entitled thereto.
(e)A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control (on analogous terms as described in Section 3.05(c)), if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(f)Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer upon (or in advance of) a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(g)Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.
(h) A Note shall be deemed to have been accepted for purchase at the time the Company, directly or through an agent, mails or delivers payment therefor to the surrendering holder.
(i)Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
(j)The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.
(k)If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to Article III.
SECTION 1.015Compliance Certificate. The Company shall deliver to the Trustee (a) within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2024, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and is continuing (and if so, such Officer’s Certificate shall describe the Default (if any), its status and what action the Company is taking or proposes to take with respect thereto); (b) within 5 Business Days after the end of each month, beginning with March 31, 2024, an Officer’s Certificate stating whether the Company is in compliance with Section 4.16 and (c) if the aggregate outstanding principal amount of the 2028 Notes then outstanding is greater than $20 million, within 5 Business Days after (i) December 1, 2027, (ii) January 1, 2028 and (iii) February 1, 2028, an Officer’s Certificate setting forth the aggregate principal amount of 2028 Notes then outstanding and the Company’s calculation of the Springing Maturity Date Threshold Amount (in each case as of the close of business of such date) and stating whether the Springing Maturity Date shall have occurred (it being understood, for the avoidance of doubt, that whether or not the Springing Maturity Date occurs shall be determined in accordance with the definition thereof (and that such date may occur on a date after those referred in this clause (c)). Except with respect to receipt of payments of principal and interest on the Notes, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
SECTION 1.010Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 1.011Future Guarantors. The Company shall cause each of its Wholly Owned Subsidiaries that is not an Excluded Subsidiary or that guarantees the 2025 Notes, the 2028 Notes, or any Indebtedness in a principal amount in excess of $10,000,000 to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Wholly Owned Subsidiary will guarantee the Guaranteed Obligations and such Security Documents, or amendments or supplements thereto and such other documentation as shall be necessary to provide for valid and perfected Liens on such Subsidiary’s assets constituting Collateral to secure such Guarantee pursuant to the terms of the Security Documents.
SECTION 1.012Liens.
(a)The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Company or such Subsidiary securing Indebtedness of the Company or a Subsidiary.
(b)[reserved].
(c)[reserved].
(d)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest (including, for the avoidance of doubt, PIK Interest), the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms (including, for the avoidance of doubt, PIK Payment) or in the form of common stock of the Company, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
SECTION 1.013Further Assurances. Subject to the limitations set forth in the Security Documents, the Company and each of the Guarantors will execute, deliver and file, if applicable, any and all further documents, financing statements, agreements and instruments, and take all further action that may be reasonably required under applicable law (including the filing of continuation financing statements and amendments to financing statements), or that the Notes Collateral Agent may (but shall not be obligated to) reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents on the Collateral.

SECTION 1.014Maintenance of Office or Agency.
(a)The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02.
(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Company hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.
SECTION 1.015Existence. The Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 5.01, and the Company shall not be required to preserve, renew and keep in full force and effect any such right, license, permit, privilege, franchise or legal existence if the Company shall determine in good faith the preservation, renewal or keeping in full force and effect thereof is no longer desirable in the conduct of the business of the Company.
SECTION 1.016Liquidity Covenant. The Company shall not permit Liquidity to be less than $25 million as of the last day of any month that ends following the Issue Date.
SECTION 1.017Tax Treatment. Each holder of the Notes agrees, by its acquisition or ownership of any Note, that the Notes are treated as debt for U.S. federal income tax purposes that is not governed by the rules set out in Treasury Regulations Section 1.1275-4 (the “Intended Tax Treatment”). Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, neither the Company nor a holder of the Notes will take any position inconsistent with the Intended Tax Treatment on any tax return, in any tax proceeding or otherwise.
ARTICLE V

SUCCESSOR COMPANY
SECTION 1.01When Company and Guarantors May Merge or Transfer Assets.
(a)The Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)the Company is the surviving or continuing Person or the Person formed by or surviving or continuing following any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii)the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, if applicable;
(iii)immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;
(iv)[reserved]
(v)if the Company is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
(vi)the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture (and any supplement to any Security Document if required in connection with such transaction);
(vii)the Successor Company shall promptly cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Company;
(viii)the Collateral owned by or transferred to the Successor Company, as applicable, shall (a) constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Liens in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the Notes and (c) not be subject to any Lien other than Permitted Liens; and
(ix)the property and assets of the Person which is merged, amalgamated or consolidated with or into the Successor Company, as applicable, to the extent (a) not covered in clause (viii) above and (b) of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Liens in the Security Documents in the manner and to the extent required pursuant to this Indenture.
The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under this Indenture, the Notes and the Security Documents and in such event the Company will automatically be released and discharged from its obligations under this Indenture, the Notes and the Security Documents. Notwithstanding the foregoing clause (iii) of this Section 5.01(a), (A) the Company or any Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Subsidiary or, provided that the Company is the Successor Company, the Company, and (B) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or the District of Columbia (collectively, “Permitted Jurisdictions”) or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Company and the Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Subsidiaries.
(b)Subject to the provisions of Section 12.02(b), no Guarantor shall, and the Company shall not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)either (A) such Guarantor is the surviving or continuing Person or the Person formed by or surviving or continuing following any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, the Notes, the Guarantee and the Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, as applicable, or (B) in respect of any Guarantor, such sale, assignment, transfer, lease, conveyance or other disposition or consolidation, amalgamation or merger is not in violation of Section 4.06;
(ii)the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation or merger and such supplemental indenture (if any) comply with this Indenture (and any supplement to any Security Document if required in connection with such transaction);
(iii)the Successor Guarantor shall promptly cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Guarantor;
(iv)the Collateral owned by or transferred to the Successor Guarantor, as applicable, shall (a) constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Liens in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the notes and (c) not be subject to any Lien other than Permitted Liens; and
(v)the property and assets of the Person which is merged, amalgamated or consolidated with or into the Successor Guarantor, as applicable, to the extent (a) not covered in clause (iv) above and (b) of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Liens in the Security Documents in the manner and to the extent required pursuant to this Indenture.
Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes or its Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may merge, amalgamate or consolidate with the Company or another Guarantor.
(c)In addition, notwithstanding the foregoing, a Guarantor may consolidate, amalgamate or merge with or into or wind up or convert into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Company or any Guarantor.
ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 1.01Events of Default. An “Event of Default” occurs with respect to Notes if:

(a)    there is a default in any payment of interest on any Note when due, and such default continues for a period of 30 days;
(b)    there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity (including the Springing Maturity Date, if earlier), upon optional redemption, upon required repurchase, upon declaration or otherwise;
(c)    [reserved];
(d)    there is a failure by the Company or any Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a) or (b) above or (k) below) contained in the Notes or this Indenture;
(e)    there is a failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together (as of the date of the most recent audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) (i) to pay any Indebtedness for borrowed money (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or (ii) to observe or perform any other agreement or condition relating to any such Indebtedness for borrowed money, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness for borrowed money (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, the lapse of time, or both, such Indebtedness for borrowed money to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, in the case of each of subclause (i) and (ii), if the total amount of such Indebtedness for borrowed money exceeds $20 million or its foreign currency equivalent, provided, that (A) in connection with any series of convertible or exchangeable securities (1) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (2) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (C) the rights of holders of such securities to require any repurchase by the Company of such securities in cash shall not, in itself, constitute an Event of Default under this clause (e) and (B) subclause (ii) above shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(f)    the Company or any Significant Subsidiary (or any group of Subsidiaries that together (as of the date of the most recent audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case or proceeding;
(ii)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(iii)consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency or bankruptcy,
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;
(ii)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Company or any Significant Subsidiary;
or any similar debtor relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;
(h)    there is a failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together (as of the date of the most recent audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) to pay final, non-appealable judgments aggregating in excess of $20 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not bonded, discharged, paid, waived or stayed for a period of 60 days;
(i)    the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together (as of the date of the most recent audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or any Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together (as of the date of the most recent audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes (except by reason of a release of such obligations as contemplated by the terms hereof) and, in each case, such Default continues for 10 days;
(j)    except as permitted by the terms of this Indenture or the Security Documents, (i) any Lien or security interest on a material portion of Collateral created by any Security Documents ceases to be a valid and perfected Lien or security interest or any default by the Company or any Guarantor in the performance of any of their obligations under any of the Security Documents shall occur which adversely affects the enforceability, validity, perfection or priority of the Lien on a material portion of Collateral securing the Notes Obligations or (ii) repudiation or disaffirmation in writing by the Company or any Guarantor of its obligations under the Security Documents or assertion by the Company or any Guarantor that any security interest with respect to the Collateral granted pursuant to the Security Documents is invalid and unenforceable; or
(k)    there is a failure by the Company to comply with its obligations under Section 4.16.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, (a) a Default under clause (d) above shall not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding Notes notify the Company, with a copy to the Trustee, of the Default and the Company fails to cure such Default within the time specified in clause (d) hereof after receipt of such notice and (b) any Default or Event of Default arising under clause (k) with respect to the last day of any month (a “Non-Compliant Month”) shall be deemed cured if the Company is compliant with Section 4.16 as of the last day of each of the four months ending immediately after the date on which the Officer’s Certificate contemplated by Section 4.09(b) relating to such Non-Compliant Month is delivered to the Trustee for distribution to the Holders (unless the Company has received a notice of default from the Trustee or holders of at least 25% in principal amount of outstanding Notes prior to the last day of such fourth month). The notice delivered pursuant to clause (a) of the immediately preceding sentence must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” A Notice of Default may not be given with respect to any action taken, and reported publicly or to holders and the Trustee, more than two years prior to such Notice of Default.
Any Notice of Default, notice of acceleration or instruction to the Trustee to provide a Notice of Default or a notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders (other than any holder that is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a separate written representation from each such Directing Holder delivered to the Company and the Trustee that such Directing Holder is not (or, in the case such holder is the Depository or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a Notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company. In any case in which the holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depository or its nominee and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether any holder is Net Short and/or whether such holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certifications under this Indenture or in connection with the Notes or if any such Position Representation, Verification Covenant, Noteholder Direction, or any related certifications comply with this Indenture, the Notes, or any other document. It is understood and agreed that the Company and the Trustee shall be entitled to conclusively rely on each representation, deemed representation and certification made by, and covenant of, each beneficial owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the Notes or any other document, the provisions of this paragraph shall apply and survive with respect to each holder and beneficial owner notwithstanding that any such Person may have ceased to be a holder or beneficial owner, this Indenture may have been terminated or the Notes may have been redeemed in full.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in connection with any Noteholder Direction or to determine whether or not any holder has delivered, or is required to deliver, any Position Representation, Verification Covenant, Noteholder Direction, or any related certification or that such Position Representation, Verification Covenant, Noteholder Direction, or any related certification conforms with this Indenture or any other agreement. The Company and each holder and subsequent purchaser of the Notes will waive any and all claims, in law and/or in equity, against the Trustee and agree not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with the foregoing three paragraphs, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.
SECTION 1.02Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in principal amount of outstanding Notes by notice to the Company (which notice shall, in each case, specify the Event of Default), with a copy to the Trustee, may declare the principal of, premium (as if the Notes have been optionally redeemed on the date of acceleration)(including without limitation the Redemption Premium or the Applicable Premium, as applicable), if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium (including without limitation the Applicable Premium) and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of, premium (including without limitation the Applicable Premium), if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT THE NOTES ARE ACCELERATED OR OTHERWISE BECOME DUE AND PAYABLE AS A RESULT OF, OR FOLLOWING, AN EVENT OF DEFAULT, THE PREMIUM (INCLUDING WITHOUT LIMITATION THE REDEMPTION PREMIUM OR THE APPLICABLE PREMIUM, AS APPLICABLE) WILL ALSO BE DUE AND PAYABLE (AS IF THE NOTES HAS BEEN OPTIONALLY REDEEMED ON DATE OF ACCELERATION) AND SHALL CONSTITUTE PART OF THE OBLIGATIONS UNDER THE NOTES IN VIEW OF THE IMPRACTICABILITY AND EXTREME DIFFICULTY OF ASCERTAINING ACTUAL DAMAGES AND BY MUTUAL

AGREEMENT OF THE PARTIES AS TO A REASONABLE CALCULATION OF EACH HOLDER’S LOST PROFITS AS A RESULT THEREOF. ANY PREMIUM (INCLUDING, WITHOUT LIMITATION, THE APPLICABLE PREMIUM) PAYABLE ABOVE SHALL BE THE LIQUIDATED DAMAGES SUSTAINED BY EACH HOLDER AS THE RESULT OF THE EARLY REDEMPTION AND THE COMPANY AGREES THAT IT IS REASONABLE UNDER THE CIRCUMSTANCES CURRENTLY EXISTING. THE PREMIUM (INCLUDING, WITHOUT LIMITATION, THE APPLICABLE PREMIUM) SHALL ALSO BE PAYABLE IN THE EVENT THE SECURITIES (AND/OR THIS INDENTURE) ARE SATISFIED OR RELEASED BY FORECLOSURE (WHETHER BY POWER OF JUDICIAL PROCEEDING), DEED IN LIEU OF FORECLOSURE, EXERCISE OF REMEDIES AND/OR SALE OF COLLATERAL, IN EACH CASE, FOLLOWING EVENTS OF DEFAULT OR ANY SALE OF COLLATERAL IN AN INSOLVENCY PROCEEDING, ANY RESTRUCTURING, REORGANIZATION OR COMPROMISE OF THE OBLIGATIONS UNDER THE NOTES OR OTHER OBLIGATIONS UNDER THIS INDENTURE OR ANY OTHER TERMINATION OF THIS INDENTURE OR NOTES AS A RESULT OF ANY SUCH EVENTS.
SECTION 1.03Other Remedies. If an Event of Default occurs and is continuing, the Trustee may (but shall not be obligated to (unless so directed by the holders of a majority in principal amount of outstanding Notes)) pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 1.04Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 1.05Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture and the Security Documents, the Trustee and the Notes Collateral Agent shall be entitled to indemnification, from holders or otherwise, satisfactory to each of them in their sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 1.06Limitation on Suits.
(a)Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)such holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii)holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee and the Notes Collateral Agent, as applicable, to pursue the remedy,
(iii)such holders have offered, and if requested, provided, the Trustee and the Notes Collateral Agent, as applicable, security or indemnity satisfactory to it against any loss, liability or expense,
(iv)the Trustee or the Notes Collateral Agent, as applicable, has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
(v)the holders of a majority in principal amount of the outstanding Notes have not given the Trustee or the Notes Collateral Agent, as applicable, a direction inconsistent with such request within such 60-day period.
(b)A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holder).
SECTION 1.018Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes (including, if applicable, the Springing Maturity Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
SECTION 1.019Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
SECTION 1.020Trustee May File Proofs of Claim. The Trustee (x) may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Company, the Guarantors, their creditors or their property, (y) shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations and (z) may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
SECTION 1.010Priorities. Subject to the provisions of the Security Documents, any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture or the Security Documents after an Event of Default shall be applied in the following order:
FIRST: to the Trustee and the Notes Collateral Agent for amounts due hereunder (including the reasonable compensation and expenses, indemnification, disbursements and advances of the agents, counsel, accountants and experts of the Trustee or the Notes Collateral Agent, as applicable, in accordance with Section 7.07);
SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and accrued and unpaid Cash Interest and uncapitalized PIK Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send (which may be by mail or in accordance with the Depositary’s applicable procedures) to each holder and the Company a notice that states the record date, the payment date and the amount to be paid.
SECTION 1.011Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, or by a suit by a holder pursuant to Section 6.07.
SECTION 1.012Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII

TRUSTEE
SECTION 1.01Duties of Trustee.
(a)The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 1.02Rights of Trustee.
(a)The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order,

approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall Incur no liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the losses, expenses and liabilities which might be Incurred by it in compliance with such request or direction.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Notes Collateral Agent), and each agent, custodian and other Person employed to act hereunder.
(i)The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(k)[Reserved]
(l)The Trustee may request that the Company deliver a certificate setting forth the names, titles and specimen signatures of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(m)The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.
(n)The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(o)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; quarantine; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
SECTION 1.03Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 1.04Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees, the Notes or the other Security Documents, shall not be accountable for the Company’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the issuance of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j) or (k), or of the identity of any Significant Subsidiary unless the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Company, any Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise expressly provided herein.
Neither the Trustee nor the Notes Collateral Agent shall be responsible for, and each makes no representation as to the existence, genuineness, value or protection of, any Collateral, the legality, effectiveness or sufficiency of any Security Document, or the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes. Neither the Trustee nor the Notes Collateral Agent shall be responsible for filing any financing or continuation statements or financing change statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest on or in the Collateral. By their acceptance of the Notes, the holders of the Notes will be deemed to have authorized the Trustee and the Notes Collateral Agent, as applicable, to enter into and to perform each of the Security Documents.
SECTION 1.05Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail, or deliver electronically in accordance with the procedures of the Depository if held by the Depository, to each holder of the Notes notice of the Default within 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any continuing event which would constitute a Default, its status and what action the Company is taking or proposes to take in respect thereof. For the avoidance of doubt, the Trustee and the Notes Collateral Agent shall have no obligation whatsoever to determine whether or not the Springing Maturity Date has occurred and shall not be deemed to have knowledge of the occurrence of the Springing Maturity Date unless and until notified in writing by the Company (including pursuant to Section 4.09).
SECTION 1.06[Reserved].
SECTION 1.07Compensation and Indemnity. The Company shall pay to each of the Trustee and the Notes Collateral Agent from time to time such compensation for the Trustee’s acceptance of this Indenture and their services hereunder as mutually agreed to in writing between the Company, the Trustee and the Notes Collateral Agent, as applicable. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent, as applicable, upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee or the Notes Collateral Agent, as applicable. The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and the Notes Collateral Agent, as applicable, or any predecessor Trustee or Notes Collateral Agent, as applicable, and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Notes Collateral Agent, as applicable)) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture, the Guarantees and the

Security Documents against the Company or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or the Notes Collateral Agent, as applicable. The Trustee and the Notes Collateral Agent, as applicable, shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company may defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and such Guarantor, as applicable, shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence, as determined by a final and non-appealable judgment of a court of competent jurisdiction.
To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Notes Collateral Agent, as applicable, shall have a Lien prior to the Notes Obligations on all money or property held or collected by the Trustee, the Notes Collateral Agent or Paying Agent, as applicable, other than money or property held in trust to pay principal of, premium (if any) and interest on particular Notes.
The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or the Notes Collateral Agent, as applicable. Without prejudice to any other rights available to the Trustee or the Notes Collateral Agent, as applicable, under applicable law, when the Trustee or the Notes Collateral Agent, as applicable, Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
No provision of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
SECTION 1.08Replacement of Trustee.
(a)The Trustee may (in any of its capacities hereunder) resign at any time by so notifying the Company. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
(b)If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver notice of its succession to the holders. The retiring

Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee. The foregoing clause shall apply to the Trustee in any of its other capacities hereunder, mutatis mutandis.
(e)If the Trustee fails to comply with Section 7.10, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee (in any of its capacities hereunder) pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee (in any of its capacities hereunder).
SECTION 1.013Successor Trustee and Notes Collateral Agent by Merger. If the Trustee or the Notes Collateral Agent, as applicable, consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee or Notes Collateral Agent, as applicable.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
In the case of any successor or successors by merger, conversion or consolidation to the Notes Collateral Agent, such successor to the Notes Collateral Agent will succeed to, and be substituted for, the Notes Collateral Agent under this Indenture, the Notes and the Security Documents.
SECTION 1.010Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus in an amount at least equal to that required under Section 310 of the TIA.

SECTION 1.011Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated. Notwithstanding the foregoing, this Indenture is not qualified under the TIA and the TIA applies solely as expressly provided in Section 7.10 and this Section 7.11.
ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 1.01Discharge of Liability on Notes; Defeasance.
(a)This Indenture and the Company and Guarantors’ obligations with respect to all outstanding Notes and all obligations under the Guarantees shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and the Notes Collateral Agent and rights of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:
(i)either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to, but excluding, the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any discharge of the notes that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(ii)the Company and/or the Guarantors have paid all other sums payable under this Indenture; and
(iii)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
The Collateral will automatically be released from the Lien securing the Notes Obligations upon a discharge of this Indenture, the Notes and the Guarantees in accordance with the provisions of this Article VIII.
(b)Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09(b), 4.09(c), 4.11, 4.12, 4.13, 4.15 and 4.16, and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only), 6.01(h), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.
If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d) (with respect to the Company’s obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09(b), 4.09(c), 4.11, 4.12, 4.13 and 4.15), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries), 6.01(h), 6.01(i), 6.01(j) or 6.01(k).
If the Company exercises its legal defeasance option or its covenant defeasance option in accordance with the provisions of this Article VIII, the Collateral will automatically be released from the Lien securing the Notes Obligations without the need for any further action by any Person, and the Notes

Collateral Agent shall at the Company’s or any Guarantor’s reasonable request and expense, execute documents evidencing such release.
Upon satisfaction of the conditions set forth herein (including, without limitation, the delivery of the Officer’s Certificate and the Opinion of Counsel mentioned above) and upon the written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights and immunities of the Trustee and the Notes Collateral Agent under this Indenture or any Security Document shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights and immunities of the Trustee and the Notes Collateral Agent under this Indenture shall survive such satisfaction and discharge.
SECTION 1.02Conditions to Defeasance.
(a)The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)the Company irrevocably deposits in trust with the Trustee money in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;
(ii)with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be; provided that upon any defeasance that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(iii)no Default specified in Section 6.01(f) or (g) with respect to the Company shall have occurred or is continuing on the date of such deposit;
(iv)the deposit does not constitute a default under any other material agreement or instrument binding on the Company;
(v)the Company shall have delivered to the Trustee in the case of the legal defeasance option, an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year, or if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
(vi)such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
(vii)in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(viii)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
(b)Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.
SECTION 1.03Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.
SECTION 1.04Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 1.05Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 1.06Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
ARTICLE IX

AMENDMENTS AND WAIVERS
SECTION 1.01Without Consent of the Holders.
(a)The Company, the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Guarantees and/or the Security Documents, and the Company may direct the Trustee and/or Notes Collateral Agent, and the Trustee and/or Notes Collateral Agent, as applicable, shall enter into an amendment, in each case without notice to or the consent of any holder:
(i)to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)to provide for the assumption by a Successor Company (with respect to the Company) of the obligations of the Company under this Indenture and the Notes in accordance with Article V;
(iii)to provide for the assumption by a Successor Guarantor (with respect to any Guarantor), as the case may be, of the obligations of a Guarantor under this Indenture and its Guarantee in accordance with Article V;
(iv)to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;
(v)[reserved]
(vi)to add a Guarantee with respect to the Notes;
(vii)to add Collateral to secure the Notes;
(viii)to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;
(ix)to add to the covenants of the Company for the benefit of the holders or to surrender any right or power herein conferred upon the Company or any Guarantor;
(x)[reserved];
(xi)to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the rights of any such holder in any material respect;
(xii)[reserved];
(xiii)to evidence and provide for the acceptance of appointment by a successor Trustee, successor Paying Agent or successor Notes Collateral Agent;
(xiv)to make, complete or confirm any grant of a Lien or security interest in any property or assets as additional Collateral securing the Notes Obligations, including when permitted or required by this Indenture or any of the Security Documents;

(xv)to execute or amend any Security Document and/or any Junior Lien Priority Intercreditor Agreement (or any supplement or joinder to any of the foregoing) under circumstances provided therein;
(xvi)[reserved];
(xvii)to release, terminate and/or discharge Collateral from the Lien securing the Notes Obligations when permitted or required by this Indenture or the Security Documents;
(xviii)to amend the Security Documents to provide for the addition of any creditors to such agreements to the extent a pari passu Lien for the benefit of such creditor is permitted by the terms of this Indenture; or
(xix)in the event that PIK Notes are issued in certificated form, to make appropriate changes to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and to establish minimum redemption amounts for certificated PIK Notes.
(b)After an amendment under this Section 9.01 becomes effective, the Company shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 1.02With Consent of the Holders.
(a)This Indenture, the Notes, the Guarantees and/or the Security Documents, as applicable, may be amended, and any past Default or compliance with any provisions of this Indenture, the Notes, the Guarantees and/or the Security Documents, as applicable, may be waived, with the consent of the Company and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class. However, without the consent of each holder of an outstanding Note affected, no amendment or waiver may:
(1)reduce the amount of Notes whose holders must consent to an amendment;
(2)reduce the rate of or extend the time for payment of interest on any Note;
(3)reduce the principal of or change the Stated Maturity (including the Springing Maturity Date, if earlier) of any Note;
(4)reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;
(5)make any Note payable in money other than that stated in such Note;
(6)[reserved];
(7)make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or
(8)except in connection with the incurrence of any debtor-in-possession financing (and use of cash collateral), (i) subordinate in right of payment all or any part of the Notes Obligations to any other Indebtedness for borrowed money or (ii) contractually subordinate the Liens on all or substantially all of the Collateral securing the Notes Obligations to any other Liens on Collateral securing any other Indebtedness for borrowed money incurred by the Company or any Guarantor (each of the foregoing, “Priming Debt”) unless (A) a reasonable, bona fide opportunity to participate in any portion of such Priming Debt that is made available to any holder is offered to all of the directly and adversely affected holders on a no less than pro rata basis (other than with respect to backstop or similar fees and expense reimbursement), which offer shall remain open to such directly and adversely affected holder for a period of not less than 10 Business Days; provided, however, that if any such directly and adversely affected holder does not accept an offer to provide its pro rata share of the portion of such Priming Debt made available within the time specified for acceptance of such offer being made, such directly and adversely affected holder shall be deemed to have declined such offer and (B) holders of at least a majority in principal amount of the Notes then outstanding voting as a single class have consented thereto.
(b)In addition, without the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not release a Lien in the Security Documents securing the Notes on all or substantially all of the Collateral, or otherwise release any Collateral, in any manner materially adverse to the holders of the Notes, other than in accordance with this Indenture and the Security Documents.
(c)It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
(d)After an amendment under this Section 9.02 becomes effective, the Company shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
SECTION 1.03Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company stating that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company, the Guarantors and the Trustee.
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 1.04Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and, upon written order of the Company signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 1.05Trustee and Notes Collateral Agent to Sign Amendments. The Trustee and Notes Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized or permitted pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Notes Collateral Agent, as applicable. If it does, the Trustee and Notes Collateral Agent, as applicable, may but need not sign it. In signing such amendment, the Trustee and Notes Collateral Agent, as applicable, shall receive indemnity satisfactory to it and shall be provided with, and shall be fully protected in relying upon, (i) an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee and Notes Collateral Agent, as applicable, of the consent of the holders required to consent thereto.
SECTION 1.06Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13. In connection with any request for consent from holders of Notes conducted through the Depositary’s applicable procedures, the Trustee and the Notes Collateral Agent may conclusively rely upon a certification of the final holder votes, by percentage of the principal amount of Notes directly or indirectly held, from a tabulation, calculation or similar agent retained by the Company.
ARTICLE X

SECTION 1.01Security Documents; Additional Collateral.
(a)Security Documents.
(i)In order to secure the due and punctual payment of the Obligations under this Indenture, the Notes and Security Documents and any First Lien Priority Indebtedness, the Company, the Guarantors, the Notes Collateral Agent and the other parties thereto, or other parties in accordance with the provisions of Section 4.11 and this Article X, will enter into the applicable Security Documents. The Company shall and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) under the UCC and other applicable laws as are required to maintain (at the sole cost and expense of the Company and the Guarantors) the security interests and Liens created by the Security Documents in and on the Collateral (subject to the terms of any Junior Lien Priority Intercreditor Agreement and the Security Documents) as a perfected security interest and Lien to the extent perfection is required by the Security Documents and within the time frames set forth therein, subject only to Permitted Liens, and with the priority required by any Junior Lien Priority Intercreditor Agreement and the other Security Documents.
(ii)For the avoidance of doubt, the Trustee and the Notes Collateral Agent are not obligated to make the filings described in this clause (a).
(b)After-Acquired Collateral. If the Company or any Guarantor acquires any property which is of a type constituting Collateral under any Security Document (excluding, for the avoidance of doubt, any Excluded Assets), it shall promptly after the acquisition thereof execute and deliver such security instruments, mortgages and financing statements as are reasonably necessary to vest in the Notes Collateral Agent a perfected security interest and Lien (subject only to Permitted Liens) in and on such after acquired property and to have such after acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after acquired property to the same extent and with the same force and effect.

(c)Real Estate Documents. With respect to any real property acquired by the Company or a Guarantor after the Issue Date (excluding, for the avoidance of doubt, any Excluded Assets), the Company or the applicable Guarantor shall deliver or cause to be delivered to the Trustee and the Notes Collateral Agent, within 120 days of the date of acquisition thereof (or as promptly as reasonably possible thereafter) (each such property, a “Mortgaged Property”), the following, in each case, in reasonably satisfactory form and substance to the Trustee and the Notes Collateral Agent:
1.    Mortgages. One or more counterparts of a mortgage, deed of trust, security deed or deed to secure debt (each a “Mortgage”), as applicable, duly executed and acknowledged, in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, in proper form for recording in the land records in the jurisdiction in which such Mortgaged Property is located (the “Land Records”), sufficient to create a valid and enforceable mortgage lien in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, securing the obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents subject only to Permitted Liens and Permitted Exceptions, together with evidence that a counterpart of such Mortgages have been delivered to the Title Company for recording in the Land Records;
2.    Title Insurance. A lender’s policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) issued by a nationally recognized title insurance company (the “Title Company”) insuring (or committing to insure) the Lien of the applicable Mortgage as valid and enforceable first priority mortgage lien on the Mortgaged Property described therein (each, a “Title Policy”) which insures the Notes Collateral Agent that such Mortgage creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, in an amount not less than 105% of the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Company, free and clear of all defects and encumbrances except Permitted Liens and Permitted Exceptions, together with such endorsements including, without limitation, to the extent available in the state in which the Mortgaged Property is located at commercially reasonably rates, a “tie-in” or “cluster” endorsement, and, if available under applicable law, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, future advances, doing business, non-imputation, public road access, survey (or other mapping product), variable rate, environmental lien, subdivision, separate tax lot revolving credit and so-called comprehensive coverage over covenants and restrictions and such Title Policy shall not include an exception for mechanics’ liens;
3.    Other Real Property Documents. Evidence that the Company and the Guarantors have delivered to the Title Company such affidavits, certificates, information (including financial data), instruments of indemnification (including a so-called “gap” indemnification) and other documents as may be reasonably necessary to cause the Title Company to issue the Title Policies and endorsements contemplated by Section 10(c)(2) above;
4.    [Reserved];
5.     Counsel Opinions. Opinions addressed to the Notes Collateral Agent for its benefit and for the benefit of the Trustee and holders of the Notes of (i) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) counsel for the Company and the Guarantors regarding due authorization, execution and delivery of the Mortgages;
6.    Insurance. Policies or certificates of insurance covering the property and assets of the Company and the Guarantors and naming the Notes Collateral Agent as additional insured (with respect to liability insurance) and loss payee and mortgagee (with respect to property insurance); provided that the Notes Collateral Agent shall receive such funds for the benefit of the holders of the Notes and shall make further distributions of such funds to the holders of the Notes in accordance with the terms of this Indenture and the Security Documents; and
7.    Real Property Collateral Fees and Expenses. Evidence of payment by the Company of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other documents and issuance of the Title Policies and endorsements contemplated by Section 10(c)(2) above.
SECTION 1.02Concerning the Trustee and the Notes Collateral Agent.
(a)The provisions of this Section 10.02 are solely for the benefit of the Trustee and the Notes Collateral Agent and none of the Company, any of the Guarantors nor any of the holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Trustee and the Notes Collateral Agent shall have only those duties or responsibilities expressly provided hereunder or thereunder and the Trustee and the Notes Collateral Agent shall not have nor be deemed to have any fiduciary relationship with each other, the Company, any Guarantor or any holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Trustee and the Notes Collateral Agent.
(b)The Notes Collateral Agent shall act pursuant to the written instructions of the holders and the Trustee (or such other persons as set forth in the Security Documents) with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, any Junior Lien Priority Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, or, if applicable, such other persons as set forth in the Security Documents. After the occurrence and during the continuance of an Event of Default, subject to the provisions of the Security Documents, the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(c)None of the Trustee or the Notes Collateral Agent or any of their respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own willful misconduct or gross negligence) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own willful misconduct or gross negligence).
(d)Other than in connection with a release of Collateral permitted under Section 10.03 (except as may be required by Section 9.02) or otherwise permitted under the terms of the Security Documents, in each case that the Notes Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Notes Collateral Agent may seek direction and indemnity satisfactory to it from the holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the Security Documents, if the Notes Collateral Agent shall request direction from the holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction and indemnity satisfactory to it from the holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(e)Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody of the collateral in its possession if the collateral is accorded treatment substantially equal to that which it accords its own property, and the Notes Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.
(f)The Notes Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Notes Collateral Agent, as determined by a court of competent jurisdiction in a final, non-appealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Notes Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Notes concerning the perfection of the liens granted hereunder or in the value of any of the Collateral. Notwithstanding anything to the contrary in this Indenture or the Security Documents, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC).
(g)The Company shall indemnify the Notes Collateral Agent against any cost, expense, loss or liability in accordance with Section 7.07 in the event that the Notes Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which may cause the Notes Collateral Agent, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Notes Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, and, further, the Notes Collateral Agent reserves the right, instead of taking such action, either to resign as Notes Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Notes Collateral Agent will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action unless the Notes Collateral Agent has received security or indemnity from the holders in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the holders to be sufficient.
(h)The Notes Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Notes Collateral Agent in its roles under any other Security Document, whether or not expressly stated therein.
(i)The Notes Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.07.
SECTION 1.03Releases of Liens. The Liens on the Collateral will automatically and without the need for any further action by any Person be released with respect to the Notes and the related Guarantees:

(a)in whole, as to all property or assets subject to such Liens, upon payment in full of the principal of, together with any accrued and unpaid interest on and all other Notes Obligations owed under the Notes and this Indenture, the Guarantees and Security Documents that are payable at or prior to the time such principal together with accrued and unpaid interest are paid;
(b)in whole, as to all property or assets subject to such Liens, upon:
(i)satisfaction and discharge of this Indenture in accordance with Article 8 hereof; or
(ii)the Company’s exercise of its legal defeasance option or covenant defeasance option under Article VIII;
(c)as to any property or asset (A) that is sold, transferred or otherwise disposed of (other than to another Grantor) in a transaction not prohibited by Section 4.06 hereof or (B) that is owned or at any time acquired by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with the terms of this Indenture;
(d)as to any property or assets, upon the consent of the requisite holders pursuant to Section 9.02 of this Indenture;
(e)in whole or in part, to the extent such Collateral becomes Excluded Assets as a result of a transaction not prohibited by this Indenture; or
(f)in accordance with the applicable provisions of the Security Documents.
Upon the release of any Liens in favor of the Notes Collateral Agent on the Collateral (subject to the provisions described under Section 10.02(b)) the Notes Collateral Agent, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such release have been met, will execute and deliver such documents and instruments, prepared by the Company, as the Company and the Guarantors may request in writing to evidence such termination and release (without recourse, representation or warranty) without the consent of the holders of the Notes.
SECTION 1.04Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Notes Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the Guarantees and the Security Documents, upon receipt of an Officer’s Certificate from the Company and Opinion of Counsel stating that all conditions precedent to such release have been met, the Notes Collateral Agent shall, at the sole cost and expense of the Company, execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company (to the extent acceptable to the Notes Collateral Agent, acting reasonably), and providing for release without recourse, representation or warranty, promptly after satisfaction of the conditions set forth herein for delivery of such release and shall, at the sole cost and expense of the Company, take such other action as the Company or such Guarantor may reasonably request to effect such release.
SECTION 1.05 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee or the Notes Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.
SECTION 1.06Authorization of Actions to be Taken by the Notes Collateral Agent under the Security Documents.
(a)The Company, the Guarantors and each holder of the Notes, by their acceptance of the Notes and the Guarantees, (i) hereby irrevocably appoints GLAS Trust Company LLC, as Notes

Collateral Agent to act as its agent hereunder and under any Junior Lien Priority Intercreditor Agreement and each other Security Document, and GLAS Trust Company LLC accepts such appointment and (ii) agrees that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under Article 7 hereof, including the compensation, reimbursement, and indemnification provisions set forth in Section 7.07 hereof and the resignation and removal provisions of Section 7.08 hereof (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent). Furthermore, each holder of a Note, by accepting such Note, consents to and approves the terms of and irrevocably authorizes and directs the Notes Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are provided for in any Junior Lien Priority Intercreditor Agreement and each other Security Document in each of its capacities thereunder, together with any other incidental rights, powers and discretions and (ii) execute each document, including each Security Document and any Junior Lien Priority Intercreditor Agreement, expressed to be executed by the Notes Collateral Agent on its behalf, binding the holders to the terms thereof.
(b)If the Company or any Guarantor (i) incurs any obligations secured by Liens permitted by clause (6) of the definition of “Permitted Liens”, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate, accompanied by an Opinion of Counsel, so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement contemplated by subclause (B) or subclause (D) of clause (6) of the definition of “Permitted Liens” and stating that such intercreditor agreement complies with such subclause (B) or subclause (D) of clause (6), as applicable, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the holders on the terms set forth therein and perform and observe its obligations thereunder.
SECTION 1.07Authorization of Receipt of Funds by the Trustee and the Notes Collateral Agent under the Security Agreement.
    The Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of holders distributed under the Security Documents to the Trustee or the Notes Collateral Agent, to apply such funds as provided in this Indenture and the Security Documents and to make further distributions of such funds in accordance with the applicable provisions of Section 6.10 hereof.
SECTION 1.08Powers Exercisable by Receiver or Notes Collateral Agent.
    In case the Collateral shall be in the possession of a receiver, monitor trustee or other Custodian, lawfully appointed, the powers conferred in this Article 10 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver, monitor, trustee or other Custodian, and an instrument signed by such receiver, monitor, trustee or other Custodian shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

ARTICLE XI

[Intentionally Omitted]
ARTICLE XII

GUARANTEE
SECTION 1.01Guarantee.
(a)Each Guarantor, by executing and delivering a supplemental indenture to this Indenture substantially in the form of Exhibit C hereto, hereby jointly and severally guarantees, on a senior secured basis, as a primary obligor and not merely as a surety, to each holder and to the Notes Collateral Agent,

Trustee and their respective successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder, the Notes Collateral Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder, the Notes Collateral Agent or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder, the Notes Collateral Agent or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 12.02(b). Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.
(c)Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture and the Notes or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.
(d)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder, the Notes Collateral Agent or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article XII, senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.
(f)Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder, the Notes Collateral Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(g)Except as expressly set forth in Section 12.02(b), each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder, the Notes Collateral Agent or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(h)In furtherance of the foregoing and not in limitation of any other right which any holder, the Notes Collateral Agent or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Notes Collateral Agent or the Trustee, forthwith pay, or cause to be paid, in cash, to the holders, the Notes Collateral Agent or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the holders, the Notes Collateral Agent and the Trustee.
(i)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders, the Notes Collateral Agent and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01.
(j)Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Notes Collateral Agent or the Trustee in enforcing any rights under this Section 12.01.
(k)Upon request of the Notes Collateral Agent or the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.
SECTION 1.02Limitation on Liability.
(a)Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.
(b)A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article XII upon:
(i)the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Subsidiary) of the applicable Guarantor to a Person that is not the Company or a Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
(ii)[reserved];
(iii)[reserved]; or

(iv)the Company’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
    Notwithstanding the foregoing, (a) any Guarantor that becomes a non-wholly owned Subsidiary shall not be released from its Guarantee as a result of becoming a non-wholly owned Subsidiary unless (x) there is a bona fide business purpose for the transaction that causes such Guarantor to become non-wholly owned and would result in such release and (y) a person other than an Affiliate of the Company holds any Equity Interests in such Subsidiary, (b) no Guarantor may be released if, on the date of and after giving effect to the release of the Guarantee, the Guarantor (or any Subsidiary thereof) would own (or hold an exclusive license with respect to) any Material IP, (c) no Guarantor may be released if such Person is then obligated in respect of any First Lien Priority Indebtedness and (d) any Elective Guarantor shall be released from its Guarantees at the election of the Company upon notice thereof to the Trustee.

SECTION 1.03[Intentionally Omitted].
SECTION 1.04Successors and Assigns. This Article XII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee, the Notes Collateral Agent and the holders and, in the event of any transfer or assignment of rights by any holder, the Trustee or the Notes Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 1.05No Waiver. Neither a failure nor a delay on the part of any one of the Trustee, the Notes Collateral Agent or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Notes Collateral Agent and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.
SECTION 1.06Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee or the Notes Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 1.07Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XII and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee and the Notes Collateral Agent an Opinion of Counsel and an Officer’s Certificate stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
SECTION 1.08Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XIII

MISCELLANEOUS
SECTION 1.01[Reserved].
SECTION 1.02Notices.
(a)Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via email or mailed by first-class mail addressed as follows:
if to the Company or a Guarantor:

The RealReal, Inc.
    55 Francisco Street Suite 150
    San Francisco, CA 94133
    Attention: Todd Suko, Chief Legal Officer and Secretary
    E-mail: todd.suko@therealreal.com

    with a copy (which shall not constitute notice) to:
        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, NY 10019
        Attention: Michael S. Benn; Benjamin S. Arfa
        E-mail: MSBenn@wlrk.com; BSArfa@wlrk.com

if to the Trustee, Notes Collateral Agent, Paying Agent and Registrar:

        GLAS Trust Company LLC
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Transaction Management Group: The RealReal
            Email: tmgus@glas.agency

The Company, any Guarantor, the Trustee, the Notes Collateral Agent, the Paying Agent and the Registrar by notice to the others may designate additional or different addresses for subsequent notices or communications.
(b)Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(c)Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
The Trustee and the Notes Collateral Agent may, in each of their sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or the Notes Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling. The Trustee and the Notes Collateral

Agent, as applicable, shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Notes Collateral Agent, including without limitation the risk of the Trustee or the Notes Collateral Agent, as applicable, acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.
SECTION 1.012[Reserved].
SECTION 1.013Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
(a)    except upon the increase of the principal amount of any outstanding Global Note on the applicable Interest Payment Date by an amount equal to the amount of PIK Interest for the applicable interest period, an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    except upon (i) the issuance of the Initial Notes and (ii) the increase of the principal amount of any outstanding Global Note on the applicable Interest Payment Date by an amount equal to the amount of PIK Interest for the applicable interest period, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 1.014Statements Required in Certificate or Opinion. Each certificate or opinion (including any Officer’s Certificate or Opinion of Counsel) with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 1.015When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 1.016Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Notes Collateral Agent may make reasonable rules for action by the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 1.017Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. Except as otherwise expressly provided herein, when the performance of any covenant, duty or obligation is stated to be required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.
SECTION 1.018GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
SECTION 1.010No Recourse Against Others. No director, officer, employee, manager or incorporator of, and no holder of any Equity Interests in, the Company or any direct or indirect parent company of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees, the Security Documents or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 1.011Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind its successors.
SECTION 1.012Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.
SECTION 1.013Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 1.014Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
SECTION 1.015Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 1.016Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.017U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“U.S.A. Patriot Act”), the Trustee and the Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee or Notes Collateral Agent, as applicable with such information as it may request in order for it to satisfy the requirements of the U.S.A. Patriot Act.
SECTION 1.018Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture or the Notes. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 1.019Electronic Signatures. This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby (other than any Notes), any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature (except in the case of any Notes) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Notes), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
COMPANY:

THE REALREAL, INC.
By:    /s/ Todd Suko
    Name: Todd Suko
    Title: Interim Chief Financial Officer, Chief Legal     Officer and Secretary

[Signature Page to Indenture]

[Signature Page to Indenture]

GLAS TRUST COMPANY LLC as Trustee and Notes Collateral Agent
By:    /s/ Katie Fischer
    Name: Katie Fischer
    Title: Vice President
[Signature Page to Indenture]

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND PIK NOTES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Initial Note, Additional Note and PIK Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Global Notes Legend” means the legend set forth under that caption in Section 2.2(f)(i) of Appendix A to this Indenture.
“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.
“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.
“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.
“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.
Appendix A-1

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
1.2    Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Notes	2.1(b)
Regulation S Temporary Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.    The Notes.
2.1    Form and Dating; Global Notes.
(a)    The Initial Notes issued on the date hereof will be (i) privately placed by the Company and (ii) issued, initially, only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.
(b)    Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).
Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which, in the case of Initial Notes, shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee in the case of Initial Notes shall cancel the Regulation S Temporary Global Note. In the case of Initial Notes, the aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Appendix A-2

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.
Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.
The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the sole owner of the Global Notes for all purposes under the Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
(ii)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Company at any time that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (y) the Company, at its option, notifies the Trustee that the Company elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and, upon written order of the Company signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(iv)    Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
(vi)    The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may
Appendix A-3

be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
(iv)    Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
Appendix A-4

(A)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)    Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;
(B)    if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(C)    if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
Appendix A-5

(D)    if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(E)    if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or
(F)    if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;
the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.
(ii)    Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more
Appendix A-6

Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)    Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;
(D)    if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and
(E)    if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
(ii)    Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note,
Appendix A-7

and, in each such case, if the Company or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
(iv)    Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(f)    Legend.
(i)    Except as permitted by the following paragraph (iii), (iv) or (v), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY),
Appendix A-8

(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY. IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS USED HEREIN. THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. BY ITS PURCHASE OR ACQUISITION OF THIS NOTE, THE HOLDER REPRESENTS AND AGREES THAT (1) IT IS NOT AND WILL NOT BE (AND IS NOT AND WILL NOT BE DEEMED FOR PURPOSES OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) TO BE) (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED UNDER SECTION 3(3) OF ERISA), (B) A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY; OR (2) THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR INVOLVE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IF APPLICABLE, A VIOLATION OF SIMILAR LAWS.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDER SHOULD CONTACT THE COMPANY AT 55 FRANCISCO STREET SUITE 150, SAN FRANCISCO, CA 94133, EMAIL: TODD.SUKO@THEREALREAL.COM.”
Each Global Note shall bear the following additional Legend:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS
Appendix A-9

AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
Each Definitive Note shall bear the following additional Legend:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(ii)    Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).
(iii)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.
(g)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee, as applicable, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee, as applicable, to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax,
Appendix A-10

assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of this Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Notes Collateral Agent, any Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Notes Collateral Agent, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants, members or beneficial owners of the Depository in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Appendix A-11

EXHIBIT A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDER SHOULD CONTACT THE COMPANY AT 55 FRANCISCO STREET SUITE 150, SAN FRANCISCO, CA 94133, EMAIL: TODD.SUKO@THEREALREAL.COM.”
[Restricted Notes Legend]
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
Exhibit A-1

ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY. IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS USED HEREIN. THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. BY ITS PURCHASE OR ACQUISITION OF THIS NOTE, THE HOLDER REPRESENTS AND AGREES THAT (1) IT IS NOT AND WILL NOT BE (AND IS NOT AND WILL NOT BE DEEMED FOR PURPOSES OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) TO BE) (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED UNDER SECTION 3(3) OF ERISA), (B) A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY; OR (2) THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR INVOLVE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IF APPLICABLE, A VIOLATION OF SIMILAR LAWS.”
[Definitive Notes Legend]
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Exhibit A-2

[FORM OF NOTE]
THE REALREAL, INC.

No. [ ]	144A CUSIP No. [●]
144A ISIN No. [●]

$[  ]
4.25%/8.75% PIK/Cash Senior Secured Note due 2029
THE REALREAL, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on March 1, 2029 or, if applicable, the Springing Maturity Date.
Interest Payment Dates: March 1 and September 1, commencing September 1, 2024.
Record Dates: February 15 and August 15.
Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A-3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
THE REALREAL, INC.
By:
    Name:
    Title:
Dated:

Exhibit A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
GLAS TRUST COMPANY LLC,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory
Dated:    ______________________
*/    If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exhibit A-5

[FORM OF REVERSE SIDE OF NOTE]
4.25%/8.75% PIK/Cash Senior Secured Note Due 2029
1.    Interest
THE REALREAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum indicated below. The Company shall pay interest semiannually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing September 1, 2024. The Notes will bear cash interest (“Cash Interest”) at a rate of 8.75% per annum payable semi-annually in arrears. In addition, the Notes will bear interest at a rate of 4.25% payable in kind (“PIK Interest”) by, in the case of Global Note, increasing the principal amount of one or more outstanding Global Notes registered in the name of, or held by, the Depository or its nominee, or if, and in the limited circumstances where, the Notes are no longer held in global form, by issuing Notes (“PIK Notes”) (rounded up to the nearest $ 1.00) under the Indenture, having the same terms and conditions as the Notes (in each case, a “PIK Payment”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 29, 2024, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on February 15 or August 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and Cash Interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and Cash Interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository or any successor depositary. The Company shall make all cash payments in respect of a certificated Note (including principal, premium, if any, and Cash Interest) at the office of the Paying Agent, except that, at the option of the Company, payment of Cash Interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that cash payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee or Paying Agent may accept in its discretion).
PIK Interest will be payable on each Interest Payment Date (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Notes on such Interest Payment Date by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and upon receipt of an Authentication Order delivered to the Trustee, the Trustee will cause such Global Notes to be increased and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form on such Interest Payment Date in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for issuance to the holders in certificated form for original issuance to the holders on the relevant Record Date, as evidenced by the records of such holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from
Exhibit A-6

and after such date. All Notes issued pursuant to a PIK Payment will mature on the Stated Maturity (including the Springing Maturity Date, if earlier) and will be governed by, and subject to the terms, provisions and conditions of the Indenture referred to below and shall have the same rights and benefits as the Notes issued on the Issue Date. Any PIK Notes issued in certificated form will be issued with the description “PIK” on the face of such PIK Note, and references to the “principal” or “principal amount” of the PIK Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment.
3.    Paying Agent and Registrar
Initially, GLAS Trust Company LLC, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Company or any of its wholly owned domestically organized Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
The Company issued the Notes under an Indenture dated as of February 29, 2024 (the “Indenture”), among the Company the Trustee and GLAS Trust Company LLC, as collateral agent (the “Notes Collateral Agent”). Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The Notes are senior secured obligations of the Company. This Note is one of the [Initial] [PIK] Notes referred to in the Indenture. The Notes include the Initial Notes and any PIK Notes. The Initial Notes and any PIK Notes will, at the Company’s option, be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the PIK Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the PIK Notes will have a separate CUSIP number and/or ISIN, if applicable. The Indenture imposes certain limitations on the ability of the Company and the Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
The Guarantors (including each Wholly Owned Subsidiary of the Company that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.
5.    Redemption
On or after March 1, 2025, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically in accordance with the Depository’s procedures if held by the Depository, to each holder’s registered address (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods set forth below:
Exhibit A-7

Period	Redemption Price
March 1, 2025 to (but excluding) March 1, 2026	113.000%
March 1, 2026 to (but excluding) October 1, 2026	106.500%
October 1, 2026 and thereafter	100.000%

In addition, prior to March 1, 2025, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically in accordance with the Depository’s procedures if held by the Depository, to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any PIK Payments) with the net cash proceeds of one or more Equity Offerings by the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 113.000%, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any PIK Payments) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated and upon not less than 10 nor more than 60 days’ notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically in accordance with the Depository’s procedures if held by the Depository, to each holder’s registered address (with a copy to the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.
Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05 of the Indenture, Notes called for redemption become due and payable on the applicable redemption date and at the redemption price stated in the notice, except as provided in Section 3.05(c) of the Indenture.
6.    Mandatory Redemption
Without limiting the obligations of the Company set forth in Sections 4.06 and 4.08 of the Indenture or the application of the Springing Maturity Date, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    [Reserved]
8.    Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales
Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.
Exhibit A-8

9.    [Intentionally Omitted]
10.    Denominations; Transfer; Exchange
The Notes are in registered form, without coupons, in denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to provide all information necessary to allow the Registrar to comply with any applicable tax reporting obligations, and the Company may require a holder to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 10 days before the sending of a notice of redemption of Notes to be redeemed.
11.    Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.
12.    Unclaimed Money
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
13.    Discharge and Defeasance
Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of, premium (if any), and interest on the Notes to, but excluding, the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be.
14.    Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Guarantees and/or the Security Documents, as applicable, may be amended, and any past Default or compliance with any provisions of the Indenture, the Notes, the Guarantees and/or the Security Documents, as applicable, may be waived, with the consent of the Company and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class.
The Company and the Trustee and, if applicable, the Notes Collateral Agent, may amend the Indenture, the Notes, the Guarantees and/or the Security Documents, if applicable, without notice to or the consent of any holder in accordance with Section 9.01 of the Indenture.
15.    Defaults and Remedies
If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in principal amount of outstanding Notes by notice to the Company (which notice shall, in each case, specify the Event of Default), with a copy to the Trustee, may declare the principal of, premium (as if the Notes have been optionally redeemed on the date of acceleration) (including, without limitation, the Redemption Premium or the Applicable Premium, as applicable), if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration,
Exhibit A-9

such principal, premium (including, without limitation, the Redemption Premium or the Applicable Premium, as applicable), if any, and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company occurs, the principal of, premium (including, without limitation, the Redemption Premium or the Applicable Premium, as applicable), if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
16.    Trustee Dealings with the Company
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17.    No Recourse Against Others
No director, officer, employee, manager or incorporator of, and no holder of any Equity Interests in the Company or any direct or indirect parent company of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees, the Security Documents or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
18.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
19.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
21.    CUSIP Numbers; ISINs
The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.
The Company will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Exhibit A-10

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.
and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:                          Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTE
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
□    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
□    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	□	to the Company; or
(2)	□	to the Registrar for registration in the name of the holder, without transfer; or
(3)	□	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	□	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)	□	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(6)	□	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)	□	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-12

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
Date:                          Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-13

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
    NOTICE: To be executed by an executive officer

Exhibit A-14

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-15

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:
Asset Sale □    Change of Control □
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($1.00 or any integral multiple of $1.00 in excess thereof):
$
Date:            Your Signature:
                (Sign exactly as your name appears on
                the other side of this Note)
Signature Guarantee:
    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature
    guarantor program reasonably acceptable to the Trustee
Exhibit A-16

EXHIBIT B
[FORM OF TRANSFEREE LETTER OF REPRESENTATION]
TRANSFEREE LETTER OF REPRESENTATION
THE REALREAL, INC.
[●]

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[ ] principal amount of the 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029 (the “Notes”) of THE REALREAL, INC. (collectively with its successors and assigns, the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after the later of the date of original issue and the last date on which either of the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.
Exhibit B-1

Dated: ____________________
TRANSFEREE: ____________________,
By:
Exhibit B-2

EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [          ], among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of THE REALREAL, INC. (or its successor), a Delaware corporation (the “Company”), and [●], a [___________________], as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”) in each case under the indenture referred to below.
W I T N E S S E T H :
WHEREAS the Company, certain Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed an indenture, dated as of February 29, 2024 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 4.25%/8.75% PIK/Cash Senior Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $135,000,000;
WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Notes Collateral Agent and the Company are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee and the Notes Collateral Agent acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
Exhibit C-1

6.    Trustee and the Notes Collateral Agent Make No Representation. The Trustee and the Notes Collateral Agent accept the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Notes Collateral Agent. Without limiting the generality of the foregoing, neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Company and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee and the Notes Collateral Agent make no representation with respect to any such matters.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby (other than any Notes), any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature (except in the case of any Notes) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Notes), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
8.    Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.
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Exhibit C-2

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
THE REALREAL, INC.
By:
    Name:
    Title:
[NEW GUARANTOR], as a Guarantor
By:
    Name:
    Title:
GLAS TRUST COMPANY LLC, not in its individual capacity, but solely as Trustee and Notes Collateral Agent
By:
    Name:
    Title:

Exhibit C-3